UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NURIX THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NURIX THERAPEUTICS, INC.
1700 Owens Street, Suite 205
San Francisco, California, 94158
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2025
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (Annual Meeting) of Nurix Therapeutics, Inc. (Nurix) is scheduled to be held on Monday, May 19, 2025, at 9:00 a.m. (Pacific Time). The meeting will be held as a virtual meeting only, via live audio webcast. You will not be able to attend the meeting in person. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.
You will be able to participate in and vote during the meeting by joining the live webcast at www.virtualshareholdermeeting.com/NRIX2025 on Monday, May 19, 2025, at 9:00 a.m. (Pacific Time). It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.
To elect three Class II directors, each to serve a three-year term through the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2025.
3.	To approve, on a non-binding advisory basis, the compensation of Nurix’s named executive officers as disclosed in the proxy statement for the Annual Meeting.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 21, 2025, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof. On or about March 28, 2025, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (the Notice of Internet Availability) containing instructions on how to access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended November 30, 2024 (Annual Report). The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.
For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at ir.nurixtx.com/contact-ir.
Your vote as a Nurix stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact us through our website at ir.nurixtx.com/contact-ir or, if you are a registered holder, our transfer agent, Equiniti Trust Company, LLC, by email through their website at http://equiniti.com/us/ast-access or by phone at (800) 937-5449. Whether or not you expect to attend the virtual meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section titled “General Proxy Information” in the proxy statement. Information on or accessible through our website is not incorporated by reference in the proxy statement.

By Order of the Board of Directors,

Arthur T. Sands, M.D., Ph.D.
President and Chief Executive Officer
San Francisco, California
March 28, 2025

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on May 19, 2025: the Proxy Statement and our Annual Report are available at http://www.proxyvote.com. You will need the control number included on your proxy card or voting instruction form or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

LETTER FROM OUR CEO
Dear fellow shareholders,
As we reflect on 2024 and look ahead to 2025, I am pleased to share the significant progress Nurix has made in advancing our mission to discover, develop and commercialize novel targeted protein degradation medicines, the next frontier in innovative drug design aimed at improving treatment options for patients with cancer and inflammatory diseases.
Over the past year, we have advanced our clinical pipeline, secured beneficial regulatory designations, expanded our inflammation and immunology (I&I) preclinical programs, and strengthened our ability to discover and develop potential breakthrough therapies for patients worldwide. These successes have set the stage for a transformational year for the company in 2025.
Before I dive into 2024 accomplishments in detail, I would like to share an exciting recent milestone for our company. In collaboration with drug naming authorities, our lead Bruton’s tyrosine kinase (BTK) degrader, NX-5948, has been assigned the nonproprietary name, bexobrutideg. In case you have ever wondered how such seemingly unpronounceable generic drug names are derived, there is a convention designed to select a single name of worldwide acceptability for each active substance that is intended to be marketed as a pharmaceutical. Most notable with bexobrutideg is the designation of an entirely new suffix, “deg”, which references its novel degradation mode of action. Targeted protein degraders are characterized by their bifunctional nature, binding to both a target protein and a ligase to drive ubiquitination and catalytic degradation of the target through the proteasome. This new deg suffix is an important recognition that the mechanism of action, pharmacokinetics and pharmacodynamics of targeted protein degraders are fundamentally different from inhibitors (which all use the familiar “ib” suffix). The central stem portion of the name, “bruti”, references the target, Bruton’s tyrosine kinase (as in ibrutinib, zanubrutinib and acalabrutinib). The prefix “bexo” is the unique identifier of a specific agent in the class, and is often used for ease of reference to the agent. Taken together, bexobrutideg has been recognized by drug naming authorities as a unique entity and member of a new class of small molecule drugs, the degs or degraders. As leaders in the field of targeted protein degradation, we are proud of this important first.
2024 Accomplishments
This past year was one of meaningful progress for Nurix. Bexobrutideg demonstrated significant promise in clinical trials across a range of B cell malignancies. We presented compelling data from the ongoing Phase 1a/1b clinical trial at major medical conferences in 2024 including the American Society of Hematology Annual Meeting (ASH2024) and the 12th International Workshop on Waldenstrom’s Macroglobulinemia (IWWM-12). At ASH2024, we reported that patients with relapsed or refractory chronic lymphocytic leukemia (r/r CLL) experienced an objective response rate (ORR) of 75.5%, and at IWWM-12, we reported that patients with Waldenstrom’s macroglobulinemia (WM) experienced an ORR of 77.8%, with responses in both indications strengthening over time. We also reported that bexobrutideg was well tolerated across all doses evaluated and safety findings for CLL and WM patients were consistent with previous safety analyses. These results position us to initiate a suite of late-stage clinical studies of bexobrutideg in 2025, including pivotal studies in CLL, and underscore the potential of bexobrutideg to redefine treatment options for these challenging diseases. In addition, in recognition of the unmet medical need in these indications and the therapeutic potential demonstrated by our Phase 1 data, bexobrutideg received Fast Track designation from the U.S. Federal Drug Administration (FDA) for both CLL and WM and PRIME designation from the European Medicines Agency for CLL.
NX-2127, our dual-activity BTK and cereblon neosubstrate degrader in development across a range of B cell malignancies, also had significant progress in 2024. We resumed enrollment in our Phase 1a/1b clinical trial after introducing a new manufacturing process designed to generate a chirally controlled drug product in a commercial form. For NX-1607, our orally available inhibitor of Casitas B-lineage lymphoma proto-oncogene B (CBL-B), we explored dosing and scheduling regimens to optimize tolerability and maximize pharmacodynamic effects in a Phase 1a dose escalation trial and continue to evaluate NX-1607 as a monotherapy and in combination with paclitaxel in a range of solid tumor types.
Our partnered programs in I&I also advanced, with IRAK4 and STAT6 degraders progressing as part of our strategic collaborations with Gilead and Sanofi, respectively. We presented data demonstrating cellular proof of concept for our degrader antibody conjugate (DAC) platform, both for our own pipeline and in our ongoing collaboration with Pfizer to develop this new drug class. In addition to enabling us to advance an expanded pipeline of degrader-based medicines, our collaborations continue to provide Nurix with non-dilutive capital in the form of milestone and research extension payments with $27 million earned in total for fiscal year 2024.
Beyond preclinical and clinical advancements, we harnessed the power of AI-driven drug discovery through our DEL-AI platform, leveraging our early investments in E3 ligase research, DNA-encoded library (DEL) discovery, chemistry automation and machine learning to accelerate the identification of novel degrader-based drugs.
Finally, we ended fiscal year 2024 in a strong position with $609.6 million in cash and investments, ensuring the resources needed to advance our exciting pipeline.
2025 Goals and Strategic Outlook
Looking ahead, 2025 is set to be a transformative year. Our highest priority is the continued development of bexobrutideg with an eye to future commercialization. In January, we strengthened our leadership team, welcoming John Northcott as Chief Commercial Officer, and a few weeks ago, we strengthened our Board of Directors with the appointment of renowned biopharma leader Roy Baynes to our Board. John’s deep experience commercializing the BTK inhibitor ibrutinib and building commercial teams ahead of potential launches for novel oncology agents and Roy’s expertise in hematology, oncology and drug development will be invaluable as we prepare for pivotal trials and potential commercialization of our novel targeted protein degradation medicines.
We have plans to initiate pivotal trials of bexobrutideg to support global regulatory approvals for patients with CLL. In addition, we recently received Orphan Drug Designation for bexobrutideg for the treatment of WM. This designation provides certain benefits, including tax credits for qualified clinical testing, waiver or partial payment of FDA application fees and seven years of market exclusivity, if approved.
Beyond bexobrutideg, we are committed to deepening our clinical pipeline. We are continuing dose escalation of NX-2127 to obtain proof-of-concept in aggressive lymphomas. For NX-1607, we expect to define an optimal dosing strategy and then consider expansion into selected solid tumor indications.
Our preclinical pipeline is robust, and we plan to nominate a new wholly owned degrader candidate for IND-enabling research this year. Regarding our drug discovery collaborations in I&I, our IRAK4 degrader is progressing toward first-in-human studies with Gilead and our STAT6 degrader program with Sanofi is on track for development candidate nomination. In addition to the disclosed programs, we continue to advance additional degrader programs with Gilead and Sanofi as well as in our DAC collaboration with Pfizer. Importantly, all our collaborations include options for Nurix to co-develop and co-commercialize in the United States, which provides for significant pipeline expansion opportunities while leveraging resources of our partners.
Innovation remains at the core of our strategy. Investments in our DEL-AI platform will continue to drive our drug discovery engine, helping Nurix to remain at the forefront of degrader-based therapeutic development. As we move forward, our goal is not only to advance our science but also to translate our discoveries into meaningful clinical benefits for patients and long-term value for our shareholders.
Nurix is leading the way and writing the next chapter in targeted protein degradation and we are more confident than ever in our ability to make a profound impact in oncology and beyond. Thank you for your continued support as we embark on this exciting journey in 2025.
Sincerely,

Arthur T. Sands, M.D., Ph.D.
President & Chief Executive Officer
Nurix Therapeutics, Inc.

San Francisco, California
March 28, 2025

FORWARD LOOKING STATEMENTS
The CEO letter above and the proxy statement below contain statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statement may be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants. All statements that reflect Nurix’s expectations, assumptions or projections about the future are forward-looking statements, including, without limitation, statements regarding: Nurix’s future plans, prospects and strategies; Nurix’s plans and expectations with respect to its current and prospective drug candidates; the tolerability, safety profile, therapeutic potential and other advantages of Nurix’s drug candidates; the planned timing and conduct of Nurix’s clinical trials; the planned timing for the provision of updates and findings from Nurix’s preclinical studies and clinical trials; the potential benefits of and Nurix’s expectations with respect to its strategic collaborations; and the potential benefits and advantages of Nurix’s scientific approach, DEL-AI platform and degrader antibody conjugates. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) whether Nurix will be able to advance its drug candidates, obtain regulatory approval of and ultimately commercialize its drug candidates; (ii) uncertainties related to the timing and results of preclinical studies and clinical trials; (iii) whether Nurix will be able to fund development activities and achieve development goals; (iv) uncertainties related to the timing and receipt of payments from Nurix’s collaboration partners, including milestone payments and royalties on future product sales; (v) the impact of global business, political and macroeconomic conditions, cybersecurity events, instability in the banking system, and global events, including regional conflicts around the world, on Nurix’s business, clinical trials, financial condition, liquidity and results of operations; (vi) whether Nurix will be able to protect intellectual property and (vii) other risks and uncertainties described under the heading “Risk Factors” in Nurix’s Annual Report on Form 10-K for the year ended November 30, 2024, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

NURIX THERAPEUTICS, INC.

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

NURIX THERAPEUTICS, INC.
1700 Owens Street, Suite 205
San Francisco, California, 94158
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

May 19, 2025
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of Nurix Therapeutics, Inc. (Nurix, the company, we, us, or our) for use at Nurix’s 2025 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/NRIX2025 on Monday, May 19, 2025, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.
We are making this proxy statement and the accompanying form of proxy and our Annual Report on Form 10-K for the fiscal year ended November 30, 2024 (Annual Report), first available to stockholders on or about March 28, 2025. An electronic copy of this proxy statement and Annual Report are available at http://www.proxyvote.com.
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about March 28, 2025, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of Nurix common stock at the close of business on March 21, 2025, the record date, will be entitled to vote at the meeting. At the close of business on March 21, 2025, a total of 76,235,594 shares of Nurix common stock were outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

GENERAL PROXY INFORMATION
Voting Rights; Required Vote
Each holder of shares of Nurix common stock is entitled to one vote for each share of common stock held as of the close of business on the record date, March 21, 2025. You may vote all shares owned by you as of such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name
If on March 21, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, you may vote by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If on March 21, 2025, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Required Vote
Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL,” “WITHHOLD ALL,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. You may not cumulate votes in the election of directors. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2025, will be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on the matter that are present in person or represented by proxy at the Annual Meeting and are voted either “FOR” or “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on the matter that are present in person or represented by proxy at the Annual Meeting and are voted either “FOR” or “AGAINST” the proposal.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote “FOR ALL” nominees for the election of the Class II directors named in this proxy statement (Proposal 1); “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2025 (Proposal 2); and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement (Proposal 3).
None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than Proposal 3 and elections to office with respect to the directors nominated in Proposal 1.
Abstentions; Withholding; Broker Non-Votes
Abstentions occur when shares present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present but are voted neither “for” or “against” a matter, and therefore, at the Annual Meeting, abstentions will have no effect on Proposals 1, 2 or 3.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). These broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on Proposals 1, 2 or 3.
Brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal 2 is considered a routine matter; accordingly, brokers have discretionary authority to vote shares that are beneficially owned on Proposal 2. If a broker chooses not to vote shares for or against Proposal 2, it will have no effect because it will not be treated as a vote cast for or against the matter. The other proposals presented at the Annual Meeting, Proposals 1 and 3, are non-routine matters and therefore broker non-votes will have no effect on the matters voted upon.
If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
vote online at the Annual Meeting — attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/NRIX2025. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•	vote through the internet — in order to do so, please go to www.proxyvote.com and follow the instructions shown on your proxy card;
•	vote by telephone — in order to do so, please call the toll-free number 1-800-690-6903 and follow the instructions shown on your proxy card; or
•
vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 18, 2025. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares.
For Proposal 1, you may vote “FOR ALL,” “WITHHOLD ALL,” or vote “FOR ALL EXCEPT” one or more of the nominees to the Board of Directors you specify. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the internet or by mail. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:
•	delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the internet or by telephone; or
•
attending and voting online at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/NRIX2025 (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at ir.nurixtx.com/corporate-governance/overview.
Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (Arthur T. Sands and Julia P. Gregory, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. We believe Ms. Gregory’s industry leadership and expertise in strategy development and implementation, investment banking and business development provide her with the expertise and judgment necessary to effectively oversee our company, our key risks, business strategy and management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.
Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Directors meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance and cybersecurity and data privacy. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk. The Clinical and Commercialization Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to our scientific integrity, our research platform and programs, and our clinical development and commercialization strategies, programs and opportunities.
Cybersecurity Risk Oversight
Securing the information of the participants in our clinical trials, employees, partners, and other third parties is important to us. We have adopted physical, technological, and administrative controls on data security, and have a defined procedure for data incident detection, containment, response, and remediation. While everyone at the company plays a part in managing these risks, oversight responsibility is shared by our Board of Directors, our Audit Committee, and management. Our management team provides regular cybersecurity updates in the form of written reports and presentations to our Audit Committee. Our Audit Committee also reviews metrics about cyber threat response preparedness, program maturity milestones, risk mitigation status, and the current and emerging threat landscape. Our Audit Committee reports to our Board of Directors regarding its activities, including those related to key cybersecurity risks, mitigation strategies and ongoing developments. We also maintain information security risk insurance coverage. We have not experienced any material cybersecurity incidents.
Director Independence
Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market LLC (Nasdaq), independent directors must constitute a majority of a listed company’s board of directors. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be an “independent director.” Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Julia P. Gregory, Roy D. Baynes, Anil Kapur, Lori A. Kunkel, David L. Lacey, Judith A. Reinsdorf, Edward C. Saltzman, and Paul M. Silva, representing eight of our nine incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us regarding each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.
Board of Directors and Committee Self-Evaluations
The Board of Directors is committed to a robust self-evaluation process designed for continuous improvement. To achieve this, the Board of Directors conducts an annual self-evaluation for itself and its committees. As part of this process for 2024, each member of the Board of Directors completed a survey to provide feedback on the processes, structure, composition and effectiveness of the Board of Directors. The survey was a detailed written questionnaire designed to help the Board of Directors assess the performance of the Board of Directors and its committees, a director’s own individual performance and the individual performances of fellow directors. The feedback received was shared first with the Nominating and Corporate Governance Committee and then made available to the individual directors and the full Board of Directors.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Clinical and Commercialization Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at ir.nurixtx.com/corporate-governance/overview.
Audit Committee
Our Audit Committee is composed of Ms. Gregory, Ms. Reinsdorf and Mr. Silva, with Mr. Silva serving as the chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. In addition, our Board of Directors has determined that each of Ms. Gregory and Mr. Silva is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on Ms. Gregory or Mr. Silva any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:
•	selecting and hiring our independent registered public accounting firm;
•	overseeing the qualifications, independence and performance of our independent auditors;
•	preparing the audit committee report to be included in our annual proxy statement;

•	overseeing our compliance with legal and regulatory requirements;
•	overseeing our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
•	reviewing our cybersecurity and other information technology risks, controls and procedures, including our plans to mitigate cybersecurity risks and respond to data breaches;
•
periodically reviewing and assessing the provisions of our Code of Business Conduct and Ethics relating to conflicts of interest, corporate opportunities, insider trading, and financial, legal and regulatory compliance and recommending updates to the Board of Directors as applicable;

•	reviewing and approving related party transactions; and
•	reviewing, approving and overseeing compliance with our investment policy.
Compensation Committee
Our Compensation Committee is composed of Dr. Kunkel, Dr. Lacey and Mr. Saltzman, with Dr. Lacey serving as the chair of our Compensation Committee. Effective as of the conclusion of the Annual Meeting, Mr. Silva will join the Compensation Committee as a member. Each current and prospective member of our Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:
•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;
•	administering our cash-based and equity-based compensation plans;
•	overseeing human capital management, including matters related to employee acquisition and development, employee engagement, employee retention and attrition, and pay equity; and
•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.
The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq listing rules, to determine all aspects of executive compensation packages for our Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to the compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to the compensation of the Chief Executive Officer and other executive officers.
The Compensation Committee engaged an independent executive compensation consulting firm, Aon’s Human Capital Solutions practice, a division of Aon plc (Aon), to evaluate our executive compensation and non-employee director compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended November 30, 2024. Specifically, Aon was engaged to:
•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current non-employee directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•
review and assess our current executive compensation program relative to market practices to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and

•	review market practices regarding base salary, bonus and equity programs.

Representatives of Aon attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended November 30, 2024, Aon worked directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and undertook no projects for management without the Compensation Committee’s prior approval. The Compensation Committee has determined that none of the work performed by Aon during the fiscal year ended November 30, 2024, raised any conflict of interest.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Ms. Gregory, Ms. Reinsdorf and Mr. Silva, with Ms. Reinsdorf serving as the chair of our Nominating and Corporate Governance Committee. Effective as of the conclusion of the Annual Meeting, Mr. Silva will transition off the Nominating and Corporate Governance Committee and Mr. Kapur will join the Nominating and Corporate Governance Committee as a member. Each current and prospective member of our Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq listing rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying, considering and recommending candidates for membership on our Board of Directors;
•	overseeing the process of evaluating the performance of our Board of Directors;
•	advising our Board of Directors on other corporate governance matters;
•
periodically reviewing and assessing the provisions of our Code of Business Conduct and Ethics relating to corporate governance, corporate responsibility and sustainability and recommending updates to the Board of Directors as applicable;

•	reviewing the written charters of the committees of the Board of Directors on an annual basis and recommending revisions to the Board of Directors as applicable;
•	overseeing and recommending to the Board of Directors any of our programs relating to corporate responsibility and sustainability, including environmental, social and governance (ESG) matters;
•	reviewing and assessing with management our performance, risks, controls and procedures relating to corporate responsibility and sustainability; and
•	overseeing our engagement efforts with stockholders and other key stakeholders.
Clinical and Commercialization Committee
Our Clinical and Commercialization Committee (previously named the Development Advisory Committee) is composed of Dr. Kunkel, Dr. Baynes, Dr. Lacey, Mr. Kapur and Mr. Saltzman, with Dr. Kunkel serving as chair of our Clinical and Commercialization Committee. Our Clinical and Commercialization Committee is responsible for, among other things:
•	reviewing and providing advice on our clinical development and commercialization programs and our progress in achieving strategic research, development and commercialization objectives;
•	overseeing our research and development platform programs and product candidate pipeline;
•	overseeing risks related to clinical trial safety, commercial strategy, commercial plans and commercial execution;
•	overseeing the design, implementation and effectiveness of our healthcare compliance program;
•	evaluating our overall intellectual property strategies;
•
periodically reviewing and assessing the provisions of our Code of Business Conduct and Ethics relating to our scientific integrity, clinical programs and product candidates, and recommending updates to the Board of Directors as applicable;

•	reviewing and monitoring market access opportunities, external drug pricing, sales force build out and investment, and commercial performance relating to our approved drug products; and
•	reviewing external scientific research, discoveries and commercial developments with respect to relevant competitors.

Code of Business Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at ir.nurixtx.com/corporate-governance/overview.
Corporate Social Responsibility
We believe that corporate social responsibility (CSR) initiatives are important to our business and to creating sustainable value for our stockholders and wider stakeholder group. Our Board of Directors and management are committed to these initiatives and believe these efforts will benefit our employees, partners, and the communities in which we operate.
Social and Ethical Practices
We are committed to improving diversity and inclusion in the workplace by creating a values-driven culture and investing in our employees’ career growth through competitive pay and benefits and development and training. Social and Ethical CSR highlights include:
•
Inclusion. We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. Our management team and employees are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our employees must adhere to a code of conduct that sets standards for appropriate behavior and are required to attend biennial training to help prevent, identify, report and stop any type of discrimination and harassment. Recruitment, hiring, development, training, compensation and advancement at our company is based on qualifications, performance, skills and experience without regard to gender, race and ethnicity.

•
Competitive pay and benefits. Drug development is a complex endeavor which requires deep expertise and experience across a broad array of disciplines. Biotechnology and pharmaceutical companies both large and small compete for a limited number of qualified applicants to fill specialized positions. We monitor our compensation programs closely and provide what we consider to be a very competitive mix of compensation, insurance and wellness benefits for all our employees, as well as enhanced maternity and paternity programs. To attract qualified applicants, we offer a total rewards package consisting of base salary and cash target bonus, a comprehensive benefits package and equity compensation for all full-time employees. Bonus opportunity and equity compensation increase as a percentage of total compensation based on level of responsibility. Actual bonus payout is based on company and individual performance.

•
Employee development and training. We focus on attracting, retaining and cultivating talented individuals. We emphasize employee development and training by providing access to a wide range of online and instructor led development and continual learning programs. Employees are encouraged to attend scientific, clinical and technological meetings and conferences and have access to broad resources they need to be successful.

Governance
We are committed to corporate governance policies and practices demonstrating the highest standards of business ethics. We have procedures in place to help ensure compliance with governmental regulations. We review industry trends and best practices so we can continue to foster an environment centered around accountability. Governance CSR highlights include:
•
Board of Directors Oversight. Our Board of Directors recognizes the critical importance of our team and the necessity of ensuring a diverse and inclusive work environment. Our Board of Directors routinely discusses with management issues impacting our employees.

•	Nominating and Corporate Governance Charter Oversight. Our Nominating and Corporate Governance Committee’s purview includes oversight of our CSR and ESG programs.

•
Code of Business Conduct and Ethics Training Compliance. All employees and members of the Board of Directors are trained in and affirm compliance with our comprehensive Code of Business Conduct and Ethics.

Board and Committee Meetings and Attendance
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During fiscal year 2024, the Board of Directors held five meetings; the Audit Committee held five meetings; the Compensation Committee held six meetings; the Nominating and Corporate Governance Committee held five meetings; and the Development Advisory Committee (which was renamed the Clinical and Commercialization Committee in January 2025) held six meetings. During fiscal year 2024, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.
Board Attendance at Annual Meeting of Stockholders
We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders; however, we do not have a formal policy regarding attendance by the members of our Board of Directors at our annual meetings of stockholders. Five of the seven then-serving members of our Board of Directors attended our 2024 annual meeting of stockholders (the 2024 Annual Meeting).
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, the non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including the Chair of our Board of Directors) may do so by letter addressed to:
Nurix Therapeutics, Inc.
c/o Secretary
1700 Owens Street, Suite 205
San Francisco, California, 94158
All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.
Considerations in Evaluating Director Nominees
The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.
Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals and diversity of viewpoints and ideas. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as breadth of experience, knowledge about our business and industry, diversity, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.
In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review, prior to meetings, the materials distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure.
Stockholder Recommendations for Nominations to the Board of Directors
The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our amended and restated bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the amended and restated bylaws on nominations by stockholders. Any nomination should be sent in writing to our Secretary, Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California, 94158. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our amended and restated bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals and Director Nominations To Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders to be held in 2027 and 2026, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated, Ms. Reinsdorf, Mr. Saltzman and Dr. Baynes, each an incumbent Class II director, for election as Class II directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class II nominees be elected as a Class II director for a three-year term expiring at the annual meeting of stockholders to be held in 2028 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Each director will be elected by a plurality of the votes present at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a withhold vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR ALL,” “WITHHOLD ALL,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by proxies will be voted “FOR ALL” unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If a nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.
Nominees to the Board of Directors
The nominees and their ages as of March 21, 2025, are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Judith A. Reinsdorf(1)(2)	61	Class II Director
Edward C. Saltzman(3)(4)	70	Class II Director
Roy D. Baynes(3)	70	Class II Director

(1)	Member of our Audit Committee.
(2)	Member of our Nominating and Corporate Governance Committee.
(3)	Member of our Clinical and Commercialization Committee.
(4)	Member of our Compensation Committee.
Judith A. Reinsdorf, J.D., has served as a member of our Board of Directors since October 2021. Ms. Reinsdorf has extensive experience in executive roles across multiple industries. She most recently served as executive vice president and general counsel of Johnson Controls International, a global leader in building products and technology and integrated solutions, from September 2016 to November 2017, following its merger with Tyco International, where she served as executive vice president and general counsel from March 2007 until September 2016. She currently serves on the board of directors of Enpro Inc. and Toll Brothers, Inc., on the board of trustees of the University of Rochester, and on the board of the NACD New Jersey Chapter. Previously, Ms. Reinsdorf served on the boards of Alexion Pharmaceuticals, Inc. until its acquisition by Astra Zeneca in 2021, The Dun & Bradstreet Corporation from 2013 until 2019 and Cornerstone Building Brands, Inc. from 2021 until it was taken private in 2022. She began her career in 1989 as an associate at Crowell & Moring and held various legal counsel positions at Monsanto, Pharmacia and C.R. Bard. Ms. Reinsdorf holds a B.A. from the University of Rochester and a J.D. from Cornell Law School. We believe that Ms. Reinsdorf is qualified to serve on our Board of Directors due to her extensive experience in executive roles across multiple industries, her expertise in corporate governance, risk management and legal matters, and her broad experience in strategic planning, data privacy and regulatory matters.

Edward C. Saltzman has served as a member of our Board of Directors since September 2022. Mr. Saltzman has nearly four decades of consulting and strategic development experience in the pharmaceutical, specialty pharmaceutical and biotechnology industries. He currently serves as a Senior Strategic Advisor for Lumanity Inc. (Lumanity), an Arsenal Capital Partners company focused on improving patient health by accelerating and optimizing access to medical advances, and he served as Lumanity’s Head of Biotech Strategy from March 2022 until March 2023. In 1993, Mr. Saltzman founded Defined Health Inc., an asset development strategy consulting firm, and led it to becoming a preeminent advisor to senior management and boards of directors of biotechnology and biopharmaceutical companies, including those developing novel drug discovery platforms. Following the sale of Defined Health to Cello Health plc (Cello Health) in January 2017, Mr. Saltzman served as President of Cello Health’s bio-consulting business unit until mid-2017, when he became the unit’s Executive Chairman, a position he held until March of 2022 when Cello Health was merged with several other businesses and renamed Lumanity. Mr. Saltzman currently is a Venture Advisor to the Israel Biotech Fund. Mr. Saltzman previously served on the board of directors of Vidac Pharmaceuticals Inc. and Saniona AB. Mr. Saltzman holds a B.A. in Journalism from New York University. We believe Mr. Saltzman is qualified to serve on our Board of Directors due to his extensive experience in strategic development in the pharmaceutical, specialty pharmaceutical and biotechnology industries.
Roy D. Baynes, MB.Bch., M.Med., Ph.D., has served as a member of our Board of Directors since March 2025, and previously served as a member of our medical advisory board from October 2023 until his appointment to our Board of Directors in March 2025. Since July 2022, Dr. Baynes has served as Executive Vice President and Chief Medical Officer of Eikon Therapeutics, Inc (Eikon), a privately held biotechnology company. Prior to Eikon, Dr. Baynes served as Senior Vice President and Head of Global Clinical Development at Merck Research Laboratories, the research division of Merck and Co., Inc., beginning in December 2013, and as chief medical officer of Merck and Co. Inc., a global healthcare company, from July 2016 until April 2022. Dr. Baynes also previously served as Senior Vice President of Oncology, Inflammation and Respiratory Therapeutics at Gilead Sciences, Inc., and as Vice President of Global Clinical Development and Therapeutic Area Head for Hematology/Oncology at Amgen, Inc. Before joining Amgen, Dr. Baynes was the Charles Martin Professor of Cancer Research at the Barbara Ann Karmanos Cancer Institute, a National Cancer Institute-designated Comprehensive Cancer Center, at Wayne State University. Dr. Baynes currently serves on the board of directors at Natera, Inc., Travere Therapeutics, Inc. Aardvark Therapeutics, Inc., and CatalYm GmbH, and serves as an advisor to Decheng Capital. Dr. Baynes received his medical degree and doctorate in philosophy from the University of the Witwatersrand in South Africa and completed his medical training in the Department of Hematology and Oncology at Johannesburg Hospital. We believe Dr. Baynes is qualified to serve on our Board of Directors due to his medical expertise, his extensive experience in drug development and his leadership experience in the biopharmaceutical industry.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages as of March 21, 2025, are provided in the table below. Additional biographical information for each continuing director is set forth in the text below the table.

Name	Age	Class
Julia P. Gregory(1)(2)	72	Class I Director
Anil Kapur(3)	55	Class I Director
Lori A. Kunkel, M.D.(3)(4)	67	Class III Director
David L. Lacey, M.D.(3)(4)	72	Class I Director
Arthur T. Sands, M.D., Ph.D.	63	Class III Director
Paul M. Silva(1)(2)	59	Class III Director

(1)	Member of our Audit Committee.
(2)	Member of our Nominating and Corporate Governance Committee.
(3)	Member of our Clinical and Commercialization Committee.
(4)	Member of our Compensation Committee

Julia P. Gregory has served as Chair of our Board of Directors since May 2024 and as a member of our Board of Directors since August 2019. Ms. Gregory is currently Chair and Chief Executive Officer of Isometry Advisors, Inc., a biotechnology financial, strategy, and management advisory firm. Ms. Gregory formerly served as Chief Executive Officer at ContraFect Corporation, a biotechnology company focused on therapeutics for drug resistant infectious diseases, from November 2013 through March 2016, and as a member of its board of directors from April 2014 through March 2016. Prior to her appointment as Chief Executive Officer, Ms. Gregory served as ContraFect’s Executive Vice President and Chief Financial Officer from July 2012 to November 2013. From 2009 to August 2011, Ms. Gregory served as President and Chief Executive Officer of Five Prime Therapeutics, Inc., and from 2000 to 2008 she served as Executive Vice President, Corporate Development and Chief Financial Officer of Lexicon Pharmaceuticals, Inc. In addition, Ms. Gregory has twenty years of investment banking experience, including at Dillon, Read & Co. and at Punk, Ziegel & Company, where she served as the head of investment banking and head of its life sciences practice. Ms. Gregory currently serves on the board of directors of Biohaven Ltd. and Spinal Simplicity, LLC. Ms. Gregory holds a B.A. from George Washington University and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe that Ms. Gregory is qualified to serve as a member of our Board of Directors because of her industry leadership and expertise in strategy development and implementation, investment banking and business development.
Anil Kapur has served as a member of our Board of Directors since October 2024. From December 2019 through August 2024, Mr. Kapur served as Executive Vice President, Corporate Strategy and Chief Commercial Officer at Geron Corporation, a commercial-stage biopharmaceutical company. Prior to joining Geron, Mr. Kapur was Chief Commercial Officer at Actinium Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, from February 2018 to November 2019, and Vice President, Head of Early Assets, Biomarkers and External Innovation for Worldwide Oncology Commercialization at Bristol-Myers Squibb, from October 2016 until February 2018. Mr. Kapur served as Vice President, Global Head of Commercial and Portfolio Strategy at Baxalta, Incorporated, from 2015 through its acquisition by Shire plc in 2016. Before joining Baxalta, Mr. Kapur held marketing and sales leadership roles of increasing responsibility during his 15-year tenure at Janssen Pharmaceuticals, a Johnson & Johnson company. As Vice President, Commercial Leader, Hematology Franchise in Janssen’s Global Commercial Strategy Organization, Mr. Kapur led the development and execution of commercial strategy and launch plans for in-market development, late development, and early pipeline assets. Mr. Kapur currently serves on the board of directors of Verastem, Inc. Mr. Kapur holds a BE in Mechanical Engineering from Birla Institute of Technology in India, an MS in Industrial Engineering from Louisiana Tech University, and an MBA from the Fuqua School of Business at Duke University. We believe that Mr. Kapur is qualified to serve as a member of our Board of Directors because of his extensive expertise in oncology, his deep understanding of the biopharmaceutical industry and his strong track record of product launch and commercial success.
Lori A. Kunkel, M.D., has served as a member of our Board of Directors since July 2019. Since 2004, Dr. Kunkel has served as a biotechnology consultant at LAK505, LLC (previously D2D, LLC), where she advises on drug development, strategy and commercialization. Dr. Kunkel currently serves on the board of directors of Enliven Therapeutics, Inc., Oric Pharmaceuticals, Inc. and K36 Therapeutics, Inc. She previously served as a director of Loxo Oncology, Inc. from October 2014 to February 2019, Tocagen from September 2015 to June 2020, Maverick Therapeutics from May 2015 to August 2021 and Curis, Inc. from November 2016 to September 2022. Dr. Kunkel served as Chief Medical Officer of Pharmacyclics LLC from 2011 to 2013 and of Proteolix, Inc. from 2007 to 2009. Dr. Kunkel also serves as a scientific advisor to a number of public and private biotechnology companies. Dr. Kunkel earned a B.A. in Biology from University of California, San Diego and an M.D. from the University of Southern California. We believe that Dr. Kunkel is qualified to serve on our Board of Directors due to her medical and scientific background, her clinical development expertise and her extensive experience in the biopharmaceutical industry.
David L. Lacey, M.D., has served as a member of our Board of Directors since April 2016, and previously served as Chairman of our Board of Directors from August 2019 until May 2024. Since July 2011, Dr. Lacey has served as a biopharmaceutical consultant at David L. Lacey LLC, where he advises academic institutions, biotechnology companies, and venture capital firms. Dr. Lacey currently serves on the board of directors of Arcus Biosciences, Inc. and Inbiomotion SL. From 1994 until his retirement in 2011, Dr. Lacey held various positions, including Senior Vice President of Discovery Research, at Amgen Inc. Dr. Lacey holds a B.A. in Biology from the

University of Colorado, Denver and an M.D. from the University of Colorado School of Medicine. We believe that Dr. Lacey is qualified to serve on our Board of Directors because of his extensive experience in leading drug discovery, managing large research organizations and advising companies in the life sciences industry.
Arthur T. Sands, M.D., Ph.D., has served as our Chief Executive Officer and a member of our Board of Directors since September 2014. Prior to joining us, Dr. Sands was the co-founder and served as President, Chief Executive Officer, and member of the board of directors of Lexicon Pharmaceuticals, a biopharmaceutical company focused on target validation and pharmaceutical development, from 1995 to July 2014. Before founding Lexicon Pharmaceuticals, Dr. Sands served as an American Cancer Society postdoctoral fellow in the Department of Human and Molecular Genetics at Baylor College of Medicine. Dr. Sands holds a B.A. in Economics and Political Science from Yale University and an M.D. and a Ph.D. in Cell Biology from Baylor College of Medicine. We believe Dr. Sands is qualified to serve on our Board of Directors due to his leadership experience gained from serving as our Chief Executive Officer, his scientific and medical training, and his extensive experience in the life sciences industry.
Paul M. Silva has served as a member of our Board of Directors since October 2021. Mr. Silva is a biotechnology leader with more than 30 years of finance and operational experience. He served as senior vice president, chief accounting officer, at Vertex Pharmaceuticals Incorporated (Vertex), a global biotechnology company, from April 2011 until his retirement in April 2021, and also served as the company’s interim chief financial officer from January 2019 to April 2019. Mr. Silva joined Vertex in August 2007 and was the company’s vice president and corporate controller from September 2008 through April 2011. Prior to Vertex, he held positions at Iron Mountain Incorporated, Thermo Electron Corporation, and Anderson LLP. Mr. Silva currently serves on the board of directors of Rapport Therapeutics, Inc. Mr. Silva holds a B.S. in accounting from Assumption College. We believe Mr. Silva is qualified to serve on our Board of Directors because of his extensive finance and operational experience and his biotechnology leadership experience.
Family Relationships
There are no familial relationships among any of our directors and executive officers.
Non-Employee Director Compensation
For the fiscal year ended November 30, 2024, our non-employee directors received compensation pursuant to the following non-employee director compensation program adopted by our Board of Directors, which was unchanged from our prior fiscal year:
•
Cash Compensation. The program provides for an annual cash retainer of $50,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $35,000; the Chairs of our Audit, Compensation, Nominating and Corporate Governance and Clinical and Commercialization Committees receive an additional annual payment of $15,000, $10,000, $10,000 and $10,000 respectively; and the members of our Audit, Compensation, Nominating and Corporate Governance and Clinical and Commercialization Committees receive an additional annual payment of $7,500, $5,000, $5,000 and $5,000, respectively. The cash compensation is paid quarterly in arrears and is pro-rated for partial quarters served.

•
Equity Compensation. Each non-employee director who is elected or appointed to our Board of Directors is granted an option to purchase 50,000 shares of our common stock upon the director’s initial appointment to our Board of Directors, referred to as the Initial Grant. The Initial Grant will vest in 36 equal installments on each monthly anniversary of the date of grant, such that the Initial Grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director’s continued service through each applicable vesting date. Additionally, effective as of the date of our annual meeting of stockholders, each non-employee director who is serving on our Board of Directors immediately prior to, and will continue to serve on the Board of Directors following, our annual meeting of stockholders, will be granted an option to purchase 25,000 shares of our common stock on the date of such annual meeting of stockholders, referred to as the Annual Grant. Each Annual Grant will vest on the anniversary of the date of grant, such that the Annual Grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director’s continued service through the vesting date.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.
The following table sets forth the compensation earned by, granted to or paid to our then serving non-employee directors for services provided during the fiscal year ended November 30, 2024. Dr. Sands, our President and Chief Executive Officer, received no compensation for his service as a director during fiscal year 2024.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)	Total($)
Julia P. Gregory	95,437	276,179	371,616
Anil Kapur	13,750	808,238	821,988
Lori A. Kunkel, M.D.	65,000	276,179	341,179
David L. Lacey, M.D.	79,583	276,179	355,762
Judith A. Reinsdorf, J.D.	65,833	276,179	342,012
Edward C. Saltzman	60,000	276,179	336,179
Paul M. Silva	62,500	276,179	338,679

(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the fiscal year ended November 30, 2024, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options. For information regarding the number of outstanding stock options held by each then serving non-employee director as of November 30, 2024, see the table below:

Name	Option Awards (#)
Julia P. Gregory	136,666
Anil Kapur	50,000
Lori A. Kunkel, M.D.	89,305
David L. Lacey, M.D.	151,666
Judith A. Reinsdorf, J.D.	102,500
Edward C. Saltzman	100,000
Paul M. Silva	102,500

Further, Dr. Baynes joined our Board of Directors on March 11, 2025. In connection with his appointment and consistent with our Non-Employee Director Compensation program described above, Dr. Baynes is eligible to receive a pro-rated cash retainer in 2025 for his partial period of service on our Board of Directors for the remainder of our fiscal year ending November 30, 2025. He was also granted an Initial Grant, as defined above. Dr. Baynes began serving on our Clinical and Commercialization Committee on March 11, 2025, and is eligible to receive a pro-rated cash retainer in 2025 for his partial period of service on such Committee for the remainder of our fiscal year ending November 30, 2025.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN THE ELECTION OF CLASS II DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected PricewaterhouseCoopers LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending November 30, 2025. PricewaterhouseCoopers LLP audited our financial statements for the fiscal years ended November 30, 2024 and 2023. We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2025. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal that are voted “FOR” or “AGAINST” the matter, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders.
The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal years ended November 30, 2024 and 2023.
Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2024	Fiscal Year 2023
Audit fees(1)	$1,919,199	$1,440,581
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	2,000	900
Total fees	$1,921,199	$1,441,481

(1)
Consist of fees billed or to be billed for professional services rendered for the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and related services that PricewaterhouseCoopers LLP normally provides in connection with documents filed with the SEC; and comfort letters, consents and assistance with review of documents relating to our registration statements on Form S-3 and Form S-8.

(2)
Consist of fees for products and services other than the services described above. All other fees for fiscal years 2024 and 2023 were related to annual subscriptions to accounting literature and tools.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. Approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement, will be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on the matter that are present in person or represented by proxy at the Annual Meeting and are voted either “FOR” or “AGAINST” the proposal.
Stockholders are urged to read the “Executive Compensation” section of the proxy statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about our executive compensation policies and procedures and the compensation of our named executive officers. Our Compensation Committee and Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting.
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation disclosures, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3, APPROVING THE COMPENSATION PAID BY US TO OUR NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited financial statements as of and for the fiscal year ended November 30, 2024. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.
The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the fiscal year ended November 30, 2024, be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024, for filing with the U.S. Securities and Exchange Commission.
Submitted by the Audit Committee
Paul M. Silva, Chair*
Julia P. Gregory*
Judith A. Reinsdorf
*
Ms. Gregory served as chair of the Audit Committee during the period when the Audit Committee performed its duties related to the financial statements for the fiscal year ended November 30, 2024. Mr. Silva assumed the role of chair of the Audit Committee on January 28, 2025, immediately after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 21, 2025, by:
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
Percentage ownership of our common stock is based on 76,235,594 shares of our common stock outstanding on March 21, 2025. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 21, 2025, or restricted stock units (RSUs) that are expected to vest and settle within 60 days of March 21, 2025, to be outstanding and to be beneficially owned by the person or entity holding the option, other convertible security or RSU for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California 94158.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors and named executive officers:
Arthur T. Sands, M.D., Ph.D.(1)	3,615,207	4.6
Hans van Houte(2)	535,863	*
Gwenn M. Hansen, Ph.D.(3)	673,674	*
Christine Ring, Ph.D., J.D.(4)	464,477	*
Julia P. Gregory(5)	136,666	*
Roy D. Baynes, MB.Bch., M.Med., Ph.D.(6)	12,777	*
Anil Kapur(7)	9,722	*
Lori A. Kunkel, M.D.(8)	89,305	*
David L. Lacey, M.D.(9)	184,999	*
Judith A. Reinsdorf, J.D.(10)	102,500	*
Edward C. Saltzman(11)	94,444	*
Paul M. Silva(12)	102,500	*
All executive officers and directors as a group (12 persons)(13)	6,022,134	7.4
Other 5% stockholders:
FMR LLC(14)	10,306,351	13.5
Redmile Group, LLC(15)	6,970,307	8.8
Baker Bros. Advisors LP(16)	6,751,565	8.5
BlackRock, Inc.(17)	6,042,150	7.9
Deep Track Capital, LP(18)	4,125,000	5.4
Commodore Capital LP(19)	3,850,000	5.1

*	Represents beneficial ownership of less than one percent.
(1)
Represents (i) 308,333 shares of common stock, (ii) 2,706,874 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025, and (iii) 150,000 shares of common stock held by each of CMS Family Trust DTD, EES Family Trust DTD, IGS Family Trust DTD and LAS Family Trust DTD. Dr. Sands is the trustee of the CMS Family Trust, EES Family Trust, IGS Family Trust and LAS Family Trust.

(2)
Represents (i) 33,724 shares of common stock, (ii) 8,636 shares underlying RSUs that are settleable within 60 days of March 21, 2024, and (iii) 493,503 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.

(3)
Represents (i) 55,937 shares of common stock, (ii) 8,956 shares underlying RSUs that are settleable within 60 days of March 21, 2024, and (iii) 608,781 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.

(4)
Represents (i) 32,538 shares of common stock, (ii) 7,674 shares underlying RSUs that are settleable within 60 days of March 21, 2024, and (iii) 424,265 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.

(5)	Represents (i) 136,666 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.
(6)	Represents 12,777 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.
(7)	Represents 9,722 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.
(8)	Represents 89,305 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.
(9)	Represents (i) 33,333 shares of common stock and (ii) 151,666 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.
(10)	Represents 102,500 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.
(11)	Represents 94,444 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.
(12)	Represents 102,500 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.
(13)
Represents (i) 1,063,865 shares of common stock, (ii) 25,266 shares underlying RSUs that are settleable within 60 days of March 21, 2025, and (iii) 4,933,003 shares underlying options to purchase common stock that are exercisable within 60 days of March 21, 2025.

(14)	Based solely on a Schedule 13G filing made by FMR LLC on December 6, 2024, consists of 10,306,351 shares of common stock held by FMR LLC. The address of FMR LLC is 245 Summer Street, Boston MA 02210.
(15)
Based solely on a Schedule 13G/A filing made by Redmile Group, LLC on November 14, 2024, consists of (i) 4,280,981 shares of common stock held by certain private investment vehicles and separately managed accounts managed by Redmile Group, LLC, including RedCo II Master Fund, L.P., which shares may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and separately managed accounts, and (ii) 2,689,326 shares of common stock issuable upon exercise of certain warrants to purchase common stock exercisable within 60 days of March 21, 2025. The shares may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of Redmile Group, LLC is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, CA 94129.

(16)
Based solely on a Schedule 13G/A filing made jointly by Baker Bros. Advisors LP, or the Adviser, Baker Bros. Advisors (GP) LLC, or the Adviser GP, Felix J. Baker and Julian C. Baker, or, collectively, the Reporting Persons, on November 14, 2024, consists of (i) 6,173,447 shares of common stock held by Baker Bros. Life Sciences, L.P., or Life Sciences and (ii) 578,118 shares of common stock held by 667, Inc., or 667 and, together with Life Sciences, the Funds which includes 2,869,440 shares of common stock issuable upon exercise of certain warrants to purchase common stock held by Life Sciences that are exercisable within 60 days of March 21, 2025. The Adviser GP and the Reporting Persons, as managing members of the Adviser GP, and the Adviser may be deemed to be beneficial owners of securities of the Issuer directly held by the Funds. The Adviser GP is the sole general partner of the Adviser. Pursuant to the management agreements, as amended, among the Adviser, Life Sciences and 667 and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Adviser has completed and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. The address of Baker Bros. Advisors LP is 860 Washington Street, 3rd Floor, New York, NY 10014.

(17)
Based solely on a Schedule 13G/A filing made by BlackRock, Inc. on June 7, 2024, consists of 6,042,150 shares of common stock held by BlackRock, Inc. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(18)
Based solely on a Schedule 13G filing made jointly by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin, or collectively, the Reporting Person, on February 14, 2025, consists of 4,125,000 shares of common stock held by the Reporting Person. The address of Deep Track Capital, LP is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. The address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town KY1-9001, Cayman Islands. The address of David Kroin is c/o Deep Track Capital, LP, 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

(19)
Based solely on a Schedule 13G filing made by Commodore Capital LP, or the Firm, on February 14, 2025, consists of 3,850,000 shares of common stock held by Commodore Capital Master LP. The Firm, as the investment manager to Commodore Capital Master LP, may be deemed to beneficially own these securities. Michael Kramarz and Robert Egen Atkinson are the managing partners of the Firm and exercise investment discretion with respect to these securities. The address of Commodore Capital LP is 444 Madison Avenue, Floor 35, New York, NY 10022.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of March 21, 2025:

Name	Age	Position(s)
Arthur T. Sands, M.D., Ph.D.	63	President, Chief Executive Officer and Director
Hans van Houte	59	Chief Financial Officer
Gwenn M. Hansen, Ph.D.	54	Chief Scientific Officer
Christine Ring, Ph.D., J.D.	60	Chief Legal Officer, Chief Compliance Officer and Secretary

Arthur T. Sands has served as our President since June 2020 and as our Chief Executive Officer and a member of our Board of Directors since September 2014. Dr. Sands’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class II Directors — Continuing Directors.”
Hans van Houte has served as our Chief Financial Officer since June 2020 and has led our finance team since 2015. Prior to joining us, Mr. van Houte was a managing partner at Bionation LLC, a financial consulting firm, and served as acting Chief Financial Officer for multiple biotechnology companies. Mr. van Houte also formerly served in various senior financial roles at biotechnology companies, including Vice President, Finance and Operations of Trubion Pharmaceuticals, Inc. and Controller, Treasurer and Principal Accounting Officer at Vertex Pharmaceuticals Incorporated. Mr. van Houte holds a B.S. in Business Administration, Finance and Accounting from Babson College.
Gwenn M. Hansen, Ph.D. has served as our Chief Scientific Officer since June 2020 and served as our Senior Vice President, Research from July 2019 through May 2020. Since joining us in 2015, Dr. Hansen has served in a variety of positions and has focused on establishing and expanding the Company’s DNA-encoded library technology platform for small molecule discovery and leading the Company’s drug discovery organization. Prior to joining us, Dr. Hansen was an associate professor in the Center for Drug Discovery at Baylor College of Medicine and served in a variety of discovery-focused roles at Lexicon Pharmaceuticals. Dr. Hansen holds a B.A. in Biology from Gustavus Adolphus College and a Ph.D. in Biomedical Sciences from the University of Tennessee-Knoxville.
Christine Ring, Ph.D., J.D., has served as our Chief Legal Officer and Chief Compliance Office since October 2023 and as our Secretary since March 2020. Dr. Ring served as our General Counsel from September 2019 until October 2023. Prior to joining us, Dr. Ring served as Senior Vice President, Legal of Dermira, Inc. (Dermira), a biotechnology company focused on medical dermatology, from February 2018 to April 2019 and Vice President, Legal of Dermira from June 2014 to February 2018. Prior to Dermira, Dr. Ring served as Senior Vice President of Technology, Strategy & Licensing at Amyris, Inc., a biotechnology company focused on renewable and specialty chemicals. Dr. Ring holds an A.B. in Biophysics from the University of California, Berkeley, a Ph.D. in Pharmaceutical Chemistry from the University of California, San Francisco, and a J.D. from the University of California, Hastings College of the Law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (CD&A) describes the philosophy, objectives, process, components and additional aspects of our executive compensation program for the fiscal year ended November 30, 2024. This CD&A is intended to be read in conjunction with the compensation tables that immediately follow this section, which provide historical compensation information for our following named executive officers (NEOs):

Name	Position
Arthur T. Sands, M.D., Ph.D.	President and Chief Executive Officer (CEO)
Hans van Houte	Chief Financial Officer
Gwenn M. Hansen, Ph.D.	Chief Scientific Officer
Christine Ring, Ph.D., J.D.	Chief Legal Officer, Chief Compliance Officer and Secretary

Executive Summary
The past year was a significant and highly productive year for Nurix as we successfully executed on our clinical trials and made progress in several key business areas.
In the past year, our key accomplishments included:
•	Presenting impressive clinical responses from our NX-5948 Phase 1a/1b clinical trial.
•
Receiving Fast Track Designation from the U.S. Food and Drug Administration for NX-5948 for two indications as well as PRIME designation for NX-5948 for chronic lymphocytic leukemia from the European Medicines Agency.

•
Expanding our discovery platform to include AI-powered drug discovery that leverages our early investments in E3 ligase research, DNA-encoded library discovery, chemistry automation and machine learning.

•	Advancing our wholly owned and partnered programs in inflammation and immunology.
•	Expanding our portfolio of brain penetrant degraders.
•	Publishing the first description of Bruton tyrosine kinase’s clinically important scaffolding function.
•	Demonstrating cellular proof of concept for our degrader antibody conjugate platform.
•	Strengthening our balance sheet to support the development of our pipeline.
We have significant and strategic clinical trial, pipeline and business development goals for fiscal year 2025. We believe we are well-positioned and look forward to sharing clinical data from our clinical programs as we continue to advance our internal pipeline and make progress in our collaborations with Sanofi, Gilead and Pfizer. Our executive compensation programs are designed to incentivize our management team to lead our company’s success going forward and align the team’s interests with our stockholders.
Executive Compensation Philosophy and Objectives
Our Compensation Committee believes an appropriate, well-designed compensation program should align executive interests with the drivers of growth and stockholder returns by supporting our achievement of our primary business goals. Further, the compensation program must enable us to attract and retain employees whose talents, expertise and leadership can drive our success and sustained growth in long-term stockholder value. We have designed and implemented a compensation program that is appropriate for our company given our business, industry, growth and other factors.
We operate in an intensely competitive market and seek to attract and retain a highly talented management team. To meet this challenge, we provide a competitive compensation program and have embraced a performance-oriented compensation philosophy focused on rewarding executives for the creation of long-term value. Our executive compensation program is heavily weighted toward variable, at-risk pay through short-term cash incentives and long-term equity awards. Our Compensation Committee uses its judgment, as well as market data in consultation with its independent compensation consultant, to establish an appropriate mix of pay elements that will reward our NEOs for the achievement of specific financial and key strategic objectives while also creating long-term stockholder value and being competitive with our peer group.
Components of Our Executive Compensation Program
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based cash bonuses and long-term incentive equity grants. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including retirement benefits under the Company’s U.S. 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element	Description	Objectives
Base Salary	• Fixed cash compensation. • Determined based on each executive officer’s role, individual skills, experience, performance, and external market value.	• Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a stable leadership team.
Short-Term Incentives: Annual Cash Bonus	• Variable cash compensation based on the level of achievement of pre-determined annual corporate goals and personal performance.	• Promotes and rewards the achievement of key annual strategic, business and operational goals.
Long-Term Incentives: Equity-Based Compensation
•
Variable equity-based compensation.
•
Stock Options: All NEOs were granted options in 2024 that are time-based and provide the right to purchase shares at a price equal to the share price on the grant date.
•
RSUs: All non-CEO NEOs also received restricted share units (RSUs) that are time-based.

•
Motivates and rewards executive officers to achieve multi-year strategic goals that we believe will deliver sustained long-term value to shareholders, as well as to attract and retain executive officers.

Compensation Program Governance
The Compensation Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do
✔	Pay for Performance	The majority of total executive compensation is variable and at-risk.
✔	Balance Short- and Long-Term Compensation	The allocation of incentives among annual cash incentives and long-term equity incentives does not over-emphasize short-term performance at the expense of achieving long-term goals.
✔	Combination of Balanced Performance Metrics	We use a diverse set of milestone performance metrics in our annual performance bonus plan to ensure that no single measure affects compensation disproportionately.
✔	Independent Compensation Consultant	The Compensation Committee has engaged an independent compensation consultant to provide information and advice for use in Compensation Committee decision-making.
✔	Peer Data
We develop a peer group of companies based on industry, development stage, therapeutic focus, research and development expense, market capitalization, employee headcount, and numbers of years as a public company to reference to make our compensation decisions.

✔	Clawback	We maintain a clawback policy compliant with SEC and Nasdaq rules.
✔	Double Trigger Change-in-Control Provisions
We entered into agreements with each of the NEOs that provide certain financial benefits if there is both a change in control and a termination of employment (a “double trigger”). A change in control alone would not trigger cash severance pay.

What We Don’t Do
✘	No Hedging or Pledging of Company Securities	We prohibit officers and non-employee directors from engaging in hedging and, subject to limit exceptions, pledging or short sale transactions in Company securities.
✘	No Material Perks	We do not provide material perquisites to executive officers.
✘	No Excise Tax Gross-Ups	We do not provide excise tax gross-ups.
✘	No Stock Options Below Fair Market Value	We do not grant stock options with an exercise price below fair market value.
✘	No Guaranteed Compensation	We do not have agreements with our NEOs that provide any guarantees relating to base salary increases or the amounts of any annual cash incentive awards or long-term equity awards.
✘	No Special Retirement Benefits
We do not provide defined benefit pension arrangements or post-retirement health coverage for our executive officers or employees. Our NEOs and other executives are eligible to participate in our 401(k) plan.

Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Compensation Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above. From time to time, and in conjunction with our Compensation Committee, the independent members of our Board may also be involved in setting the compensation of our CEO and other NEOs and determining the corporate objectives upon which our short-term and long-term incentives are based.
The Compensation Committee annually reviews compensation policies, practices and procedures to determine if any updates are needed. The Compensation Committee also approves, or recommends to the Board for approval, the corporate objectives associated with our annual performance-based cash incentive program, as well as assessing the Company’s performance against those corporate objectives after the end of the year or making a recommendation to the Board as to the extent to which the Company has met those corporate objectives. Our Compensation Committee’s decisions and recommendations regarding executive compensation are based on the Compensation Committee’s assessment of the performance of Nurix and each individual executive officer, as well as other factors, such as prevailing industry trends and the competitive market for executive talent.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines executive compensation on an annual basis, typically at the beginning of each fiscal year; however, decisions may occur during the year for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate.
Role of the CEO and Management
The Compensation Committee generally seeks the input of our CEO when discussing the performance of, and compensation for, our executive officers, including the NEOs other than the CEO. Our CEO plays an important role in developing both our annual and long-term strategic objectives and goals, which are reviewed and approved by the Compensation Committee and the Board. Further, our CEO also provides valuable perspective in determining our performance against those goals.
Our CEO annually reviews the performance of our other executive officers, including our other NEOs, and presents his conclusions to the Compensation Committee. He then provides corresponding compensation recommendations regarding base salary adjustments, annual performance-based cash compensation targets and payouts, and equity awards. The Compensation Committee considers the CEO’s input as one factor in its deliberations to determine the compensation of our executive officers, including our other NEOs. The Compensation Committee gives significant weight to the recommendations of the CEO in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO.

While the CEO may attend Compensation Committee meetings, the CEO may not be present during voting or deliberations on his compensation.
In addition, other members of management may attend Compensation Committee meetings to provide background information or advice, or to answer Compensation Committee member questions, including with respect to the financial, accounting, tax and retention implications of various compensation decisions.
Role of the Independent Compensation Consultant
The Compensation Committee recognizes that there is value in procuring independent, objective expertise in connection with fulfilling its duties and, pursuant to its charter, the Compensation Committee has the authority to select and retain advisors to assist it with carrying out its duties and responsibilities.
The Compensation Committee has engaged the services of an independent compensation consultant, the Human Capital Solutions practice of Aon plc (Aon), to assist it in connection with making executive compensation decisions. The Compensation Committee has the authority, under its charter, to retain, terminate and set the terms of the Company’s relationship with Aon or any other outside advisors that assist the Compensation Committee in carrying out its responsibilities.
The Compensation Committee annually assesses the independence of Aon pursuant to SEC and Nasdaq rules. The Compensation Committee assessed the independence of Aon consistent with Nasdaq listing standards and concluded that the engagement of Aon does not raise any conflict of interest.
For our fiscal year 2024, Aon assisted the Compensation Committee with, among other things:
•	Providing compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	Reviewing and assessing our current non-employee director, CEO and other executive officer compensation policies and practices and equity profile, relative to market practices;
•
Reviewing and assessing our current executive compensation program relative to market practices to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and

•	Reviewing market practices regarding base salary, bonus and equity programs.
While the Compensation Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.
Consideration of Comparative Market Data
The Compensation Committee believes that obtaining relevant market and benchmark data is important to making determinations about executive compensation. This information provides a solid reference point for making decisions and very helpful context, even though, relative to other companies, there are differences and unique aspects of the Company.
With Aon’s assistance and input, the Compensation Committee annually adopts a peer group of companies that it uses as a reference group to provide a broad perspective on competitive pay levels and practices.
The Compensation Committee reviews and approves the peer group companies that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate and includes companies within an appropriate defined range in terms of key attributes.
In July 2023, the Compensation Committee determined that our peer group for determining the compensation of our NEOs in 2024 would consist of pre-commercial biopharmaceutical/biotechnology companies. In general, the selection criteria consisted of the following:
•	market capitalizations between $175 million and $1.5 billion,
•	headcount generally between 75 and 600 employees, and
•	preference given to companies that went public within the last five years and those located in the San Francisco Bay area or in other biotech hubs.

Based on these criteria, the peer group for setting 2024 compensation consisted of the following 23 companies*:

1. Arcus Biosciences, Inc.	9. iTeos Therapeutics, Inc.	17. RAPT Therapeutics, Inc.
2. Arvinas, Inc.	10. Kezar Life Sciences, Inc.	18. Relay Therapeutics, Inc.
3. C4 Therapeutics, Inc.	11. Kura Oncology, Inc.	19. Replimune Group, Inc.
4. Erasca, Inc.	12. Kymera Therapeutics, Inc.	20. Revolution Medicines, Inc.
5. Foghorn Therapeutics, Inc.	13. Mersana Therapeutics, Inc.	21. Sutro Biopharma, Inc.
6. Gritstone bio, Inc.	14. Monte Rosa Therapeutics, Inc.	22. Tango Therapeutics, Inc.
7. IDEAYA Biosciences, Inc.	15. ORIC Pharmaceuticals, Inc.	23. Zentalis Pharmaceuticals, Inc.
8. IGM Biosciences, Inc.	16. Prelude Therapeutics, Inc.

*
Reflects the removal of the following companies from our 2023 peer group: Allogene Therapeutics, Inc.; Gossamar Bio, Inc.; Kronos Bio, Inc.; Nkarta, Inc.; and Turning Point Therapeutics, Inc. Also reflects the addition of the following companies to our 2024 peer group: Erasca, Inc.; Foghorn Therapeutics, Inc.; Gritstone bio, Inc.; Kura Oncology, Inc., Mersana Therapeutics, Inc., Monte Rosa Therapeutics, Inc., Prelude Therapeutics, Inc., and Tango Therapeutics, Inc.

The Compensation Committee utilizes the compensation of executive officers of the companies in this peer group as one reference point in its compensation decisions, along with various other factors, such as the individual’s performance and experience and competitive market conditions.
Additionally, when considering the establishment of 2024 compensation levels for our NEOs, the Compensation Committee, upon recommendation from Aon, supplemented the 2024 peer group market data with data derived from the Radford 2023 Global Life Science Survey for public pre-commercial biopharmaceutical companies. This survey data was used to obtain a general understanding of the compensation practices of companies similar to ours at the time.
The Compensation Committee believes that the compensation practices of our peer group and the applicable survey data provided us with appropriate compensation reference points for evaluating and determining the compensation of our NEOs during 2024.
Say-on-Pay Results
At the 2024 Annual Meeting, our stockholders approved the compensation of our NEOs on an advisory basis (commonly known as a “say-on-pay” proposal), with approximately 88.3% of the votes cast “For” such approval. Our Compensation Committee interpreted stockholder approval of our executive compensation program at such a level as indicating that a substantial majority of stockholders view our executive compensation program as correctly aligned with the current stage of our company’s maturity and appropriately designed to attract and retain top-tier executives in a highly competitive market. Consequently, our Compensation Committee did not make any significant changes to our executive compensation program based on its review of the 2024 voting results.
To ensure investor views are incorporated into our planning process, we engage with stockholders on an ongoing basis to gather their perspectives. Through this stockholder outreach, we have established important feedback channels that serve as a valuable resource for ongoing input from our stockholders. Our Board of Directors values the opinions of our stockholders, and our Compensation Committee will continue to consider the results of future stockholder votes, as well as feedback received throughout the year, when making compensation decisions for our executives, including our NEOs.
2024 Executive Compensation Program
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based cash bonus, and long-term incentive equity compensation.
CEO and NEO Pay Mix
Executive compensation is linked strongly to the performance of the business, with a majority of annual target compensation being variable and at-risk. In 2024, 89% of the total target compensation for the CEO was at-risk and 75% of the total target compensation for all other NEOs was at-risk, each as shown in the graphic below. The Compensation Committee considers compensation to be at risk if it is subject to performance-based payment or time-based vesting conditions or if its value depends on share price appreciation.

Though the Compensation Committee has not adopted any formal or informal policies or guidelines that specify the allocation of compensation between these three elements, consistent with our “pay-for-performance” philosophy, the Compensation Committee has determined that NEO compensation packages must include an emphasis on and a substantial portion of variable, at-risk pay while ensuring adequate base salary to attract and retain talent. The following pay mix pie chart graphics illustrate our emphasis on variable, at-risk pay and long-term incentives.

The percentages of target total direct compensation as calculated above are based on the annualized 2024 base salary, the 2024 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the annual stock option and RSU grants. Each compensation element is described in this section and outlined in more detail in the Summary Compensation Table and Grants of Plan-Based Awards table below.
Base Salary
We provide our executive officers with a level of fixed cash compensation in the form of a base salary. In establishing base salaries, the Compensation Committee exercises its judgment and discretion and considers several factors, including the performance of the individual executive officer, the officer’s potential to contribute to our long-term strategic goals, the officer’s role and scope of responsibilities within our Company, individual experience and skills, the officer’s compensation as compared to similarly situated executives at comparable companies in our peer group, competitive market dynamics for the position and the input of our CEO. None of our NEOs are currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.
Annual base salaries for our NEOs for the positions they held as of November 30, 2024, as compared with their base salaries as of November 30, 2023, were as follows:

NEO	2024 Base Salary ($)	2023 Base Salary ($)	% Change
Arthur T. Sands, M.D., Ph.D.	615,000	592,250	3.8%
Hans van Houte	500,000	484,100	3.3%
Gwenn M. Hansen, Ph.D.	512,000	494,400	3.6%
Christine Ring, Ph.D., J.D.	500,000	484,100	3.3%

Annual Performance-Based Cash Bonus
Our annual cash bonus for executive officers rewards our NEOs for the achievement of key short-term objectives. The structure of the annual cash bonus incentivizes NEOs to achieve research, developmental, operational, financial and individual performance objectives that the Compensation Committee views as critical to the execution of our business strategy. For 2024, the annual bonus for our CEO is based 100% on corporate performance objectives and for the other NEOs annual bonuses are based 70% on corporate performance objectives and 30% on individual objectives.

Target Opportunities. The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s annual base salary in effect for the year and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary for the respective positions and the proportion of total direct compensation represented by the annual cash incentive. For 2024, our NEOs had the following annual cash bonus targets, which remain unchanged from 2023:

NEO	2024 Target Annual Bonus Opportunity as a % of Base Salary
Arthur T. Sands, M.D., Ph.D.	60%
Hans van Houte	40%
Gwenn M. Hansen, Ph.D.	40%
Christine Ring, Ph.D., J.D.	40%

Corporate Performance Goals. As a pre-commercial biopharmaceutical company, we do not have material revenue or profits at this stage and our success is best measured by achievement of certain developmental, research, financial, and operational milestones. The Compensation Committee did not weigh our 2024 corporate goals (2024 Corporate Goals) and retained full discretion to determine the corporate goal achievement based on all factors and circumstances affecting achievement.
Our 2024 Corporate Goals were determined by our Board and included certain developmental, research, financial, and operational milestones. The goals were selected to directly impact our ability to advance and expand our product portfolio platform, advance our strategic business and financial partnerships, advance our hiring needs with sufficient fiscal discipline to retain cash runway, and increase the overall value of the Company in the future. In addition, the 2024 bonus program included three stretch goals under which any actual annual cash bonus otherwise payable could be increased if our stretch goals were achieved, such that the maximum bonus that could have been achieved for 2024 was 125% of the executive’s target annual bonus opportunity. The Board of Directors believed that each of these goals would be significantly challenging and would require a high level of performance in order to be achieved.
Our 2024 Corporate Goals were organized into three general categories: those related to our clinical programs, those related to our research programs, and those related to our general business. The clinical goals focused on advancing NX-5948, NX-2127 and NX-1607 through their respective clinical trials. The research goals focused on advancing our collaboration programs to meet certain milestone events as well as advancing our wholly owned internal programs. The business-related goals focused on fiscal discipline and retaining a certain cash runway as well as maintaining an engaged workforce and building upon our business infrastructure.
In January 2025, the Compensation Committee met to consider how the Company had performed against our 2024 Corporate Goals. While the Compensation Committee considered management’s views regarding their 2024 achievements, the Committee made an independent determination regarding the corporate performance. The Compensation Committee considered the substantial progress made to the clinical programs, particularly those related to NX-5948, including meeting one of the stretch goals. The Committee also noted that the Company not only met all of its research goals but also exceeded them, including one of the stretch goals. The independent members of our Board of Directors, following recommendations from our Compensation Committee, determined that the Company’s performance met most of the 2024 Corporate Goals and achieved key stretch goals, and that the total level of achievement was 115% of target.
Individual Performance. In determining annual cash bonus payouts, the Compensation Committee also evaluated the individual performance of our non-CEO NEOs. The Compensation Committee views the inclusion of individual performance as an important component of the annual cash bonus plan because it motivates these NEOs for individual performance, even if overall corporate performance is lower. In assessing the individual performance of these NEOs, the Compensation Committee, with the input of our CEO, considered each such officer’s individual contributions to the achievement of our 2024 Corporate Goals, and the officer’s individual performance in helping to execute on our strategic and operating initiatives. Based on the CEO’s recommendation and the Compensation Committee independent assessment that the goals and achievements for 2024, highlighted above in the “Executive Summary” section, were a group effort among the other NEOs, the Compensation Committee recommended, and the independent members of our Board of Directors approved, the same individual performance percentage for all other NEOs at 115%.

Payouts. The Compensation Committee and the independent members of our Board of Directors determined the 2024 corporate performance level and the individual performance multiplier for each non-CEO NEO to determine the total annual bonus payout. The amounts of the annual bonus awards for 2024 were determined as follows:

NEO	Base Salary ($)	Target Annual Bonus %	Target Incentive Amount ($)	Corporate Performance %	Individual Performance %	Payout ($)
Arthur T. Sands, M.D., Ph.D.	615,000	60%	369,000	115%	N/A	424,350
Hans van Houte	500,000	40%	200,000	115%	115%	230,000
Gwenn M. Hansen, Ph.D.	512,000	40%	204,800	115%	115%	235,520
Christine Ring, Ph.D., J.D.	500,000	40%	200,000	115%	115%	230,000

Equity-Based Incentive Awards
The third and largest component of the executive compensation program is long-term equity incentives. The Compensation Committee designed the long-term incentive opportunity for the NEOs to motivate and reward executive officers to achieve multi-year strategic goals, which in turn will deliver sustained long-term value to shareholders.
We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term.
Grants to our NEOs and other employees are made at the discretion of the Compensation Committee and are generally made upon commencement of employment or promotion or annually during the first fiscal quarter of each year. We believe that our equity awards are an important retention and motivation tool for our executive officers, as well as for our other employees.
For 2024, our long-term incentive program consisted of stock options for the CEO and a mix of stock options and RSUs for the other NEOs. We have used stock option grants as our primary equity vehicle because we believe that they are an effective means by which to align the long-term interests of our executive officers with those of our shareholders. Among companies like ours that are similar in terms of stage of development, options are very common as the form of equity awards. Stock options motivate stock price appreciation over the long term because they deliver value only if the stock price increases. The use of stock options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. Additionally, we grant time-based RSUs to our non-CEO NEOs as we believe RSUs serve as an important retention vehicle and align the interests of management and stockholders to promote stability and retention of our executive team while being less dilutive than stock options.
In determining the number of stock options and RSUs to be granted to an NEO, the Compensation Committee takes into account the range of long-term incentive award values granted to executive officers at the companies in the peer group. For 2024, our CEO received only stock options and our other NEOs received a split of 70% stock options and 30% RSUs.
The annual option incentive awards granted to our NEOs for fiscal year 2024 are set forth in the table below:

NEO	Stock Options (#)	Stock Options ($)(1)	RSUs (#)	RSUs ($)(1)
Arthur T. Sands, M.D., Ph.D.	800,000	4,751,716	N/A	N/A
Hans van Houte	150,000	890,947	45,000	392,400
Gwenn M. Hansen, Ph.D.	150,000	890,947	45,000	392,400
Christine Ring, Ph.D., J.D.	150,000	890,947	45,000	392,400

(1)
The amounts reported are grant date fair value computed in accordance with ASC 718 (defined below) based on the closing price of our common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

The exercise price of all stock option awards to all NEOs is equal to the closing price of our shares on the date of the grant, and all stock options granted in 2024 have a ten-year term. The options are subject to time-based vesting in equal monthly installments for 36 months. The RSUs granted to our non-CEO NEOs vest in equal quarterly increments over three years. The vesting of stock options and RSUs is subject to the NEO’s continued provision of services to the Company. Vesting of awards may accelerate under certain termination and change in control events as described below under “Potential Payments upon Termination or Change in Control.”
Additional Elements of Compensation
Employee Benefits
Our NEOs are eligible to participate in all our employee benefit plans, such as medical, dental, vision, group life, cell phone costs, reimbursement for certain wellness benefits and our 401(k) plan for U.S. employees, including the NEOs, in each case on the same basis as other employees, subject to applicable laws. Under our 401(k) plan, the Company currently contributes one-half of an employee’s contribution to the 401(k) plan, up to a maximum annual contribution of $3,500. We believe these plans are important to attracting and retaining experienced employees, including our executives.
Our CEO, Dr. Sands, maintains a primary residence within commuting range of our offices in The Woodlands, Texas. Because Dr. Sands’s primary residence is outside of a reasonable daily commuting range to our headquarters in San Francisco, California, we reimburse Dr. Sands for the reasonable costs of monthly rent and utilities for a rental apartment near our headquarters when he is at Company headquarters. The aggregate cost of monthly rent and utilities for this rental apartment is set forth in the Summary Compensation Table below.
Employment Agreements
Each of our NEOs is employed at-will and their compensation is reviewed periodically and subject to the discretion of our Compensation Committee and Board of Directors. We have entered into offer letters with each of our NEOs. Each of these offer letters include each officer’s base salary, an annual incentive cash bonus opportunity and standard employee benefit plan participation. The offer letters also acknowledge that each NEO will participate in our Severance and Change in Control Plan. Any potential payments and benefits due upon a termination of employment or in connection with a change in control of the Company are described below under “ —Potential Payments upon Termination or Change in Control.”
We do not provide any excise tax gross-ups in connection with severance paid upon termination without cause, for good reason, or relating to a change-in-control transaction. All change in control cash payments are structured to be on a “double-trigger” basis, requiring an involuntary termination in connection with the change in control transaction.
Additional Compensation Policies and Practices
Compensation Recovery Policy
In July 2023, our Board of Directors adopted a compensation recovery policy (the Compensation Recovery Policy) intended to comply with applicable SEC rules and Nasdaq listing standards. The Compensation Recovery Policy is administered by our Compensation Committee (in such capacity, the Administrator) and enables us to recover from current and former officers, and such additional employees as may be identified by the Administrator from time to time, incentive-based compensation, as defined in the Compensation Recovery Policy, in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under federal securities laws. For more information, see the full text of our Compensation Recovery Policy, which is filed as an exhibit to our Annual Report.
Insider Trading Policies and Procedures
We have insider trading policies and procedures that govern the purchase, sale, and other dispositions of Company securities by our directors, officers and employees, and the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of Nasdaq (our “Insider Trading Policy”). A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report.

Anti-Hedging and Anti-Pledging Policies
All of our employees, officers and directors, consultants, and contractors (covered persons) are subject to our Insider Trading Policy, which prohibits the unauthorized disclosure of any material nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific provisions which bar covered persons from hedging and pledging our securities. Covered persons are prohibited from pledging Nurix securities as collateral in a margin account or for loans unless specific pre-approval has been obtained from our Chief Legal Officer. Additionally, covered persons are barred from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding the Company’s securities.
Tax Considerations; Section 162(m)
When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million to certain executive officers in any taxable year. The Compensation Committee may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of our Company and its shareholders.
Accounting Policies for Stock-Priced Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (ASC 718), for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options under our equity incentive award plans are accounted for under ASC 718. Our Compensation Committee or Board of Directors will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs.
Risks from Compensation Policies and Practices
The Compensation Committee reviews our compensation policies and practices to determine areas of potential risks and the actions we have taken, or should take, to mitigate any such identified risks. Based on the Compensation Committee’s review of our compensation policies and practices, we do not believe that any risks relating to our compensation policies and practices are reasonably likely to have a material adverse effect on our business.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment and promotion. As discussed above, currently, we grant stock options and RSUs. We do not have a formal policy regarding the timing of awards of stock options in relation to our disclosure of material nonpublic information; however, our Compensation Committee does not target our grants of stock option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Each fiscal year, our Compensation Committee adopts an annual budget for the grant of equity awards. As part of its standing agenda, our Compensation Committee reviews annual grants of equity awards to our NEOs at its regularly scheduled meeting in the first quarter of each year and either approves such grants or recommends such grants for approval by the independent members of our Board of Directors. In 2023, the independent members of our Board of Directors determined in advance that the grant date for such annual equity awards would be the second Tuesday in February 2023. For fiscal year 2024, the independent members of our Board of Directors followed the prior year’s practice and determined in advance that annual equity grants of stock options and RSUs would be granted to our NEOs on February 13, 2024, the second Tuesday in February 2024. No additional, discretionary equity awards were made to our NEOs in fiscal year 2024.
As required by Item 402(x) of Regulation S-K under the Exchange Act, the table below presents information regarding stock options issued to our Named Executive Officers in fiscal year 2024 during the period beginning four business days before and ending one business day after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023, and the furnishing of a Current Report on Form 8-K disclosing the Company’s financial results for the fourth quarter ended November 30, 2023.

NEO	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Share)	Grant Date Fair Value of the Award(1)
Percentage change in the
closing market price of the
securities underlying the
award between the trading
day ending immediately
prior to the disclosure of
material nonpublic
information and the trading
day beginning immediately
following the disclosure of
material nonpublic
information

Arthur T. Sands, M.D., Ph.D.	2/13/2024	800,000	8.72	$4,751,716	0.20%
Hans van Houte	2/13/2024	150,000	8.72	$890,947	0.20%
Gwenn M. Hansen, Ph.D.	2/13/2024	150,000	8.72	$890,947	0.20%
Christine Ring, Ph.D., J.D.	2/13/2024	150,000	8.72	$890,947	0.20%

(1)
Reflects the grant date fair value of the stock options granted to our directors during the year ended November 30, 2024, as computed in accordance with ASC 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024.

The Company did not grant any stock options to our NEOs in fiscal year 2024 during any period beginning four business days before and ending one business day after the filing of any of the Company’s Quarterly Reports on Form 10-Q, or the filing or furnishing of any other Current Report on Form 8-K that disclosed material nonpublic information.
Report of the Compensation Committee on Executive Compensation
This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.
The preceding report has been furnished by the following members of the Compensation Committee:
David Lacey, M.D., Chair
Lori A. Kunkel, M.D.
Edward C. Saltzman

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)	Total ($)
Arthur T. Sands President, Chief Executive Officer and Director	2024	613,104	—	4,751,716(2)	424,350	23,692(3)	5,812,862
	2023	590,813	—	3,376,799	355,350	40,158(4)	4,363,120
	2022	572,083	—	8,505,239	293,250	45,649(5)	9,416,222
Hans van Houte Chief Financial Officer	2024	498,675	392,400(2)	890,947(2)	230,000	4,460(6)	2,016,482
	2023	482,925	259,920	670,084	193,640	5,418(7)	1,611,987
	2022	465,417	899,990	2,756,950	171,080	14,244(8)	4,307,781
Gwenn M. Hansen Chief Scientific Officer	2024	510,533	392,400(2)	890,947(2)	235,520	4,460(6)	2,033,860
	2023	493,200	259,920	670,084	203,693	5,860(9)	1,632,757
	2022	476,250	999,993	2,163,400	180,480	4,460(6)	3,824,583
Christine Ring Chief Legal Officer and Chief Compliance Officer	2024	498,677	392,400(2)	890,947(2)	230,000	4,460(6)	2,016,484
	2023	—	—	—	—	—
	2022	—	—	—	—		—

(1)
The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of such awards granted to our NEOs during the fiscal years ended November 30, 2024, 2023 and 2022 as computed in accordance with ASC 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 8 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024. Note that the amounts reported in these columns reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our NEOs from the equity awards.

(2)	For more information regarding these awards, including vesting information, see “Outstanding Equity Awards at 2024 Fiscal Year-End Table” below.
(3)	The amount includes (i) $3,500 in 401(k) plan matching contributions and (ii) $20,192 for monthly rent and utilities for a rental apartment in the San Francisco, California area.
(4)
The amount includes (i) $3,500 in 401(k) plan matching contributions, (ii) $680 for reimbursement of cellular phone costs and (iii) $35,978 for monthly rent and utilities for a rental apartment in the San Francisco, California area.

(5)
The amount includes (i) $3,500 in 401(k) plan matching contributions, (ii) $960 for reimbursement of cellular phone costs and (iii) $41,189 for monthly rent and utilities for a rental apartment in the San Francisco, California area.

(6)	The amount represents: (i) $3,500 in 401(k) plan matching contributions and (ii) $960 for reimbursement of cellular phone costs.
(7)	The amount includes (i) $3,500 in 401(k) plan matching contributions, (ii) $960 for reimbursement of cellular phone costs and (iii) $958 for reimbursement for wellness activities.
(8)
The amount represents: (i) $3,500 in 401(k) plan matching contributions, (ii) $960 for reimbursement of cellular phone costs, (iii) $900 for reimbursement for wellness activities and (iv) $8,884 for monthly rent and utilities for a rental apartment in the San Francisco, California area.

(9)	The amount includes (i) $3,500 in 401(k) plan matching contributions, (ii) $960 for reimbursement of cellular phone costs and (iii) $1,400 for reimbursement for wellness activities.

Grants of Plan-Based Awards in 2024
The following table presents information concerning each grant of an award made to the NEOs in 2024 under any plan.

Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)
Arthur T. Sands	Cash	—	2/7/2024	—	369,000	461,250	—	—
	Stock Options	2/13/2024	2/7/2024	—			800,000	4,751,716
Hans van Houte	Cash	—		—	200,000	250,000	—	—
	Stock Options	2/13/2024	2/7/2024	—			150,000	890,947
	RSU	2/13/2024	2/7/2024	—			45,000	392,400
Gwenn M. Hansen	Cash	—		—	204,800	256,000	—	—
	Stock Options	2/13/2024	2/7/2024	—			150,000	890,947
	RSU	2/13/2024	2/7/2024	—			45,000	392,400
Christine Ring	Cash	—		—	200,000	250,000	—	—
	Stock Options	2/13/2024	2/7/2024	—			150,000	890,947
	RSU	2/13/2024	2/7/2024	—			45,000	392,400

(1)
Reflects threshold, target and maximum target bonus amounts for fiscal year 2024 performance under the Annual Incentive Compensation program, as described in “Executive Compensation — Elements of Our Executive Compensation Program — Annual Cash Incentives.” These amounts do not necessarily correspond to the actual value that may be received by the NEO.

(2)
The amounts shown represent the grant date fair value of stock options and RSUs granted during fiscal year 2024, computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in Note 8 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended November 30, 2024, filed with the SEC on January 28, 2025. Further information about these awards is provided in the section titled “Executive Compensation — Elements of Our Executive Compensation Program — Annual Equity Grants.” Grant date fair value is determined for financial statement reporting purposes and does not correspond to the actual value that the NEOs will realize from the award.

Outstanding Equity Awards at 2024 Fiscal Year-End

	Option Awards(1)							Stock Awards(2)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	EIP Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock that have not Vested (#)	Market Value of Units of Stock that have not Vested ($)(3)
Arthur T. Sands	8/29/2019(4)	6/10/2019	249,999	—		1.86	8/28/2029
	2/27/2020(4)	2/18/2020	153,333	—		7.26	2/26/2030
	6/14/2020(4)	6/1/2020	117,539	—		9.57	6/13/2030
	10/21/2020(4)	7/23/2020	804,170	—		26.91	10/20/2030
	2/11/2021(4)	2/11/2021	140,625	9,375		38.97	2/10/2031
	1/20/2022(4)	1/20/2022	212,500	87,500		18.89	1/19/2032
	8/9/2022(4)	8/9/2022	225,000	175,000		18.50	8/8/2032
	2/14/2023(6)	2/14/2023	261,333	186,667		10.83	2/13/2033
	2/13/2024(6)	2/13/2024	200,000	600,000		8.72	2/12/2034
Hans van Houte	3/2/2018 (4)	2/2/2018	9,027	—		1.20	3/1/2028
	8/29/2019(4)	6/10/2019	20,136	—		1.86	8/28/2029
	2/27/2020(4)	2/18/2020	36,504	—		7.26	2/26/2030
	5/28/2020(4)	5/28/2020	83,333	—		9.57	5/27/2030
	2/11/2021(4)	2/11/2021	37,500	2,500		38.97	2/10/2031
	1/19/2022(4)	1/19/2022	73,592	30,302		19.49	1/18/2032
	1/19/2022(7)	1/30/2022	—			—	—	14,431	319,069
	8/9/2022(4)	8/9/2022	67,500	52,500		18.50	8/8/2032
	2/14/2023(6)	2/14/2023	51,858	37,042		10.83	2/13/2033
	2/14/2023(8)	4/30/2023	—			—	—	12,000	265,320
	2/13/2024(6)	2/13/2024	37,500	112,500		8.72	2/12/2034
	2/13/2024(9)	4/30/2023	—			—	—	37,500	829,125
Gwenn M. Hansen	2/11/2016(5)	12/14/2015	31,333	—		0.84	2/10/2026
	3/2/2018(4)	2/2/2018	8,333	—		1.20	3/1/2028
	11/15/2018(4)	9/3/2018	20,000	—		1.68	11/14/2028
	8/29/2019(4)	6/10/2019	66,666	—		1.86	8/28/2029
	2/27/2020(4)	2/18/2020	67,466	—		7.26	2/26/2030
	5/28/2020(4)	5/28/2020	81,905	—		9.57	5/27/2030
	2/11/2021(4)	2/11/2021	56,250	3,750		38.97	2/10/2031
	1/19/2022(4)	1/19/2022	81,769	33,669		19.49	1/3/2032
	1/19/2022(7)	1/30/2022	—	—		—	—	16,034	354,512
	8/9/2022(4)	8/9/2022	33,918	26,380		18.50	8/8/2032
	2/14/2023(6)	2/14/2023	51,858	37,042		10.83	2/13/2033
	2/14/2023(8)	4/30/2023	—	—		—	—	12,000	265,320
	2/13/2024(6)	2/13/2024	37,500	112,500		8.72	2/12/2034
	2/13/2024(9)	4/30/2024	—	—		—	—	37,500	829,125
Christine Ring	10/1/2019(5)	9/9/2019	65,506	—		0.62	9/30/2029
	11/14/2019(5)	9/9/2019	5,537	—		1.86	11/13/2029
	2/27/2020(4)	2/18/2020	13,333	—		7.26	2/26/2030
	5/28/2020(4)	5/28/2020	96,389	—		9.57	5/27/2030
	2/11/2021(4)	2/11/2021	37,500	2,500		38.97	2/10/2031
	1/19/2022(4)	1/19/2022	49,061	20,201		19.49	1/18/2032
	1/19/2022(7)	1/30/2022	—	—		—	—	9,621	212,720
	8/9/2022(4)	8/9/2022	22,612	17,587		18.50	8/8/2032
	2/14/2023(6)	2/14/2023	51,858	37,042		10.83	2/13/2033
	2/14/2023(8)	4/30/2023	—	—		—	—	12,000	265,320
	2/13/2024(6)	2/13/2024	37,500	112,500		8.72	2/12/2034
	2/13/2024(9)	4/30/2024	—	—		—	—	37,500	829,125

(1)
The outstanding stock option awards granted on and after October 21, 2020, were granted under the 2020 Equity Incentive Plan. All other outstanding stock option awards were granted under the 2012 Equity Incentive Plan.

(2)	The outstanding restricted stock units were granted under the 2020 Equity Incentive Plan.
(3)
Represents the fair market value of the shares underlying the RSUs as of November 29, 2024, the last business day of our 2024 fiscal year, based on the closing price on Nasdaq of our common stock on November 29, 2024, which was $22.11 per share.

(4)
This stock option vests monthly at the rate of 1/48th of the shares of our common stock underlying the stock option following the vesting commencement date, in each case subject to continued service to us.

(5)
This stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service to us.

(6)
This stock option vests monthly at the rate of 1/36th of the shares of our common stock underlying the stock option following the vesting commencement date, in each case subject to continued service to us.

(7)
These restricted stock units vest in substantially equal increments quarterly over four years, with the first quarterly incremental vesting occurring on April 30, 2022, subject to the executive’s continued service to us.

(8)
These restricted stock units vest in substantially equal increments quarterly over three years, with the first quarterly incremental vesting occurring on July 30, 2023, subject to the executive’s continued service to us.

(9)
These restricted stock units vest in substantially equal increments quarterly over three years, with the first quarterly incremental vesting occurring on July 30, 2024, subject to the executive’s continued service to us.

2024 Option Exercises and Stock Vested
The following table presents information concerning amounts realized from stock option exercises and RSUs vested during fiscal year 2024 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Arthur T. Sands	—	—	—	—
Hans van Houte	—	—	27,044	502,966
Gwenn M. Hansen	—	—	28,327	524,554
Christine Ring	54,300	1,027,469	23,196	438,233

(1)
The value realized on exercise reflects the difference between the fair market value of our common stock at the time of exercise on the exercise date and the exercise price of the stock option. Amounts shown are presented on an aggregate basis for all exercises that occurred during fiscal year 2024.

(2)	The value realized on vesting reflects the aggregate fair market value of all our common stock issued pursuant to vested RSUs during fiscal year 2024.

Potential Payments upon Termination or Change in Control
Certain of our officers, including our NEOs, participate in our Executive Severance and Change in Control Plan (Executive Severance Plan).
Outside of a Change in Control. Pursuant to the Severance Plan and his Executive Severance Plan participation agreement, if Dr. Sands is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Executive Severance Plan) prior to a “change in control” (as defined in the Executive Severance Plan) of the company or following the 12-month anniversary of a change in control of the company, he will be entitled to receive a cash amount, payable in a lump sum, equal to his (i) annual base salary and (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid. In addition, Dr. Sands will be entitled to continued coverage under our group healthcare plans for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that he and his covered dependents become eligible for coverage under another employer’s plans.
Pursuant to the Executive Severance Plan and their applicable Executive Severance Plan participation agreements, if our other NEOs (other than Dr. Sands) are terminated without cause or resign for good reason prior to a change in control of the company, or following the 12-month anniversary of a change in control of the company, they will be entitled to receive a cash amount, payable in a lump sum, equal to (i) 0.75 times their annual base salary and (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid. In addition, they will be entitled to continued coverage under our group healthcare plans for a period ending on the earlier of (x) nine months following the termination date and (y) the date that they and their covered dependents become eligible for coverage under another employer’s plans.
In Connection with a Change in Control. In the event that Dr. Sands is terminated without cause or resigns for good reason within 12 months following a change in control of the company, then in lieu of the foregoing, he will be entitled to receive a cash amount, payable in a lump sum, equal to (i) two times his annual base salary, (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid and (iii) his target bonus for the fiscal year in which the termination occurs. Dr. Sands will also be entitled to continued coverage under our group healthcare plans for a period ending on the earlier of (x) 24 months following the termination date and (y) the date that Dr. Sands and his covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that vests subject to Dr. Sand’s continued service will automatically become vested and exercisable in full and any equity awards subject to performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.
In the event that our NEOs other than Dr. Sands are terminated without cause or resign for good reason within 12 months following a change in control of the company, then in lieu of the payments and benefits set forth above, they will be entitled to receive a cash amount, payable in a lump sum, equal to (i) their annual base salary, (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid and (iii) their target bonus for the fiscal year in which the termination occurs. Such NEOs will also be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that they and their covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that vests subject to their continued service will automatically become vested and exercisable in full and any equity awards subject to performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.
The vesting of any outstanding equity award that is not assumed by a successor company following a change in control of the company will automatically accelerate in full without regard to the NEO’s termination of service.
For purposes of the Executive Severance Plan, “cause” means: an Executive Severance Plan participant (i) has been convicted of, or has pleaded guilty or nolo contendere to, any felony or crime involving moral turpitude, (ii) has engaged in a willful act of misconduct, or committed any act of fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or other willful act of material dishonesty against us, (iii) other than in the case of a termination of employment during the period commencing on the change in control and ending 12 months following the change in control (the “change in control period”), has materially failed or refused to satisfactorily perform the material duties lawfully and reasonably assigned to the him or her or has performed such material duties with gross negligence; (iv) has breached any material term or condition of his or her employment agreement, or Employment, Confidential Information and Intellectual Property Assignment Agreement with us or any other material agreement with us; or (v) acted in willful violation or disregard of any written policy or practice of ours, including a code of conduct, which results in material loss, damage or injury to us; in each case provided that any of the foregoing may be cured, if curable, within 30 days’ notice from us.
For purposes of the Executive Severance Plan, “good reason” means: a cessation of an Executive Severance Plan participant’s employment as a result of the participant’s resignation within 120 days after the occurrence of one or more of the following without the participant’s consent: (i) a reduction of more than 10% in participant’s base salary as an employee of the company, except to the extent we implement an equal percentage reduction applicable to all executive officers and management personnel; (ii) a material reduction in the participant’s duties, responsibilities or authority at the company; provided that this clause (ii) will only apply in the case of a termination during a change in control period; (iii) a change in the geographic location at which the participant must perform services which results in an increase in the one-way commute of the participant by more than 50 miles, provided that our requirement that participant work remotely or return to work at participant’s designated company office following a current or future remote work period required by the company in its sole discretion will not constitute the foregoing change in geographic location; or (iv) a successor of ours does not assume the Executive Severance Plan. A resignation for good reason will not be deemed to have occurred unless the participant gives us written notice of the condition within 90 days after the condition comes into existence and we fail to remedy the condition within 30 days after receiving the participant’s written notice.
All such severance payments and benefits are subject to each NEO’s execution of a general release of claims against us. The terms of the Executive Severance Plan supersede all prior agreements with our NEOs, including their respective individual offer letters and employment agreements, with respect to any severance payments and equity acceleration to which any such NEOs may be entitled upon a termination of service or change in control of the company.
The Executive Severance Plan includes a 280G “best-net” cutback, which would cause an automatic reduction in any payments or benefits that the NEO would receive that constitute parachute payments within the meaning of Code Section 280G, in the event such reduction would result in the NEO receiving greater payments and benefits on an after-tax basis.
The table below sets forth the amount of compensation payable under the Executive Severance Plan to each NEO upon (i) a termination without cause or for good reason within the 12-month period following a change in control and (ii) a termination without cause or for good reason outside such 12-month change in control period. The amounts shown in the table below assume that such termination of employment and/or change of control was effective as of November 30, 2024, and thus are estimates of the amounts that would actually be paid out to the NEOs in such circumstances.

	Termination of Employment No Change-of-Control				Termination of Employment Change-of-Control(4)
Named Executive Officer	Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)	Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(2)	Total ($)
Arthur T. Sands	615,000	32,028	—	647,028	1,599,000	64,055	11,053,104	12,716,159
Hans van Houte	375,000	23,012	—	398,012	700,000	30,683	3,606,639	4,337,323
Gwenn M. Hansen	384,000	14,377	—	398,377	716,800	19,169	3,556,610	4,292,580
Christine Ring	375,000	24,021	—	399,021	700,000	32,028	3,347,790	4,079,817

(1)
The severance amount related to base salary was determined based on the base salaries in effect on November 30, 2024, and the severance amount related to target annual bonus was determined based on the target bonuses as on November 30, 2024.

(2)	The amounts in this column are calculated based on the group healthcare premiums for each NEO in effect on November 30, 2024.
(3)
With respect to outstanding stock option awards, this value is based on the difference between the closing price for our common stock on November 29, 2024, the last trading day of the fiscal year, and the exercise price of the accelerated stock option awards for stock option awards. Any stock options awards for which the exercise price is greater than the closing price of our common stock on November 29, 2024, are not included in the table above. With respect to restricted stock unit awards, the value is based on the fair market value of the shares that could be acquired based on the closing price for our common stock on November 29, 2024, the last trading day of the fiscal year.

(4)	This scenario assumes acceleration of unvested stock option and restricted stock unit awards outstanding as of November 30, 2024, pursuant to our Executive Severance and Change in Control Plan.

Pay versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we have provided the following disclosure regarding executive compensation for our principal executive officer, who is our CEO, and Non-CEO NEOs and Company performance for the fiscal years listed below. We did not use any financial performance measures to link Compensation Actually Paid to our performance in 2024. Therefore, this disclosure presents neither a Tabular List of most important financial performance measures nor a Company-Selected Measure. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)
					TSR ($)	Peer Group TSR ($)
2024	5,812,862	23,306,422	2,022,275	6,666,424	76.72	99.40	(194)
2023	4,363,120	(913,889)	1,622,372	125,731	21.58	82.24	(144)
2022	9,416,222	(5,024,024)	4,066,182	916,179	42.99	91.46	(180)

(1)	Arthur T. Sands was our CEO for each year presented. The individuals comprising the Non-CEO NEOs for each year presented are listed below.

2022	2023	2024
Hans van Houte	Hans van Houte	Hans van Houte
Gwenn M. Hansen	Gwenn M. Hansen	Gwenn M. Hansen
		Christine Ring

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the CEO and the Non-CEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718. Amounts in the Exclusion of Stock Awards and Option Awards columns are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for CEO ($)	Exclusion of Stock Awards and Option Awards for CEO ($)	Inclusion of Equity Values for CEO ($)	Compensation Actually Paid to CEO ($)
2024	5,812,862	(4,751,716)	22,245,276	23,306,422

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non- CEO NEOs ($)	Average Inclusion of Equity Values for Non- CEO NEOs ($)	Average Compensation Actually Paid to Non- CEO NEOs ($)
2024	2,022,275	(1,283,347)	5,927,496	6,666,424

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for CEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for CEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for CEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for CEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for CEO ($)	Total - Inclusion of Equity Values for CEO ($)
2024	10,466,107	5,187,969	3,129,304	3,461,896	0	22,245,276

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-CEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-CEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-CEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-CEO NEOs ($)
2024	2,791,520	1,519,199	754,897	861,880	0	5,927,496

(4)
The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended November 30, 2024. The comparison assumes $100 was invested for the period starting November 30, 2021, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Total Shareholder Return (TSR)
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the cumulative TSR over the three most recently completed fiscal years for the Company and the NASDAQ Biotechnology Index TSR.

CEO and Average Non-CEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
-10
$120
$90
$60
$30
$0
TSR (11/30/2021 Indexed to $100)
100.00
100.00
91.46
42.99
0.9
-5.0
82.24
21.58
0.1
-0.9
23.3
99.40
76.72
6.7
2021
2022
2023
2024
Fiscal Year
Arthur T. Sands Compensation Actually Paid
Average Non-CEO NEO Compensation Actually Paid
Nurix Therapeutics, Inc. TSR
NASDAQ Biotechnology Index TSR

Relationship Between CEO and Non-CEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our net income during the three most recently completed fiscal years.

CEO and Average Non-CEO NEO Compensation Actually Paid
Versus Net Income
25
20
15
10
5
0
-5
-10
Compensation Actually Paid ($ Millions)
$0
-$50
-$100
-$150
-$200
-$250
Net Income ($ Millions)
23.3
6.7
-143.9
0.9
0.1
-180.4
-0.9
-5.0
-193.6
2022
2023
2024
Fiscal Year
Arthur T. Sands Compensation Actually Paid
Average Non-CEO NEO Compensation Actually Paid
Nurix Therapeutics, Inc. Net Income

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of November 30, 2024, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights (#) (a)	Weighted- average exercise price of outstanding options and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders(1)	11,795,469(2)	$15.77(3)	1,933,799(4)
Equity compensation plans not approved by security holders(5)	—	—	3,000,000(6)
Total	11,795,469	$15.77	4,933,799

(1)	Consists of our 2012 Equity Incentive Plan (2012 EIP) and our 2020 Equity Incentive Plan (2020 EIP), and excludes purchase rights accruing under our 2020 Employee Stock Purchase Plan (2020 ESPP).
(2)	Includes 9,839,454 outstanding stock options and 1,956,015 shares underlying RSUs.
(3)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(4)
There are no shares of common stock available for issuance under our 2012 EIP, but the plan will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2012 EIP that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally become available for future grant and issuance under our 2020 EIP. In addition, this includes 192,811 shares of common stock that remain available for grant under our 2020 EIP and 1,740,988 shares of common stock that remain available for purchase under the 2020 ESPP. Additionally, the number of shares reserved for issuance under our 2020 EIP increases automatically on December 1 of each of 2020 through 2029 by the number of shares equal to the lesser of 4% of the aggregate number of outstanding shares of our common stock as of the immediately preceding November 30, or a number as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2020 EIP increased by 3,034,828 shares on December 1, 2024. Similarly, the number of shares reserved for issuance under our 2020 ESPP increases automatically on December 1 of each of 2020 through 2029 by the number of shares equal to the lesser of 1% of the aggregate number of outstanding shares of our common stock as of the immediately preceding November 30, or a number of shares as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2020 ESPP increased by 758,707 shares on December 1, 2024.

(5)	Consists of our 2024 Equity Inducement Plan.
(6)	Reflects shares of common stock that remain available for grant under our 2024 Equity Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
From December 1, 2023, to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeded $120,000 and in which we were or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class II Directors” and “Executive Compensation” above.
Policies and Procedures for Related-Party Transactions
Our Board of Directors has adopted a written Related Person Transactions Policy. Under such Policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The Policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 in any fiscal year will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our amended and restated bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Secretary at Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California, 94158.
To be timely for our Company’s annual meeting of stockholders to be held in 2025 (the 2025 Annual Meeting), a stockholder’s notice must be delivered to our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on January 19, 2026, and not later than the 5:00 p.m. Eastern Time on February 18, 2026. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2026 Annual Meeting the information required by applicable law and our amended and restated bylaws. However, if the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2025 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on the 120th day prior to the date of our 2026 Annual Meeting and not later than 5:00 p.m. Eastern Time on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made by us.
To comply with our amended and restated bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 Annual Meeting must ensure that our Secretary receives written notice that sets forth all information required by our amended and restated bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 Annual Meeting must be received by us not later than November 28, 2025, in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2026 Annual Meeting the information required by applicable law and our amended and restated bylaws.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors, certain officers, and beneficial owners of more than ten percent of our common stock to file reports with the SEC indicating their holdings of and transactions in the company’s equity securities. Based solely on a review of such copies and written representations from our reporting persons, the company believes that all Section 16 filing requirements were fulfilled on a timely basis during fiscal year 2024.
Available Information
The Annual Report is also available at ir.nurixtx.com.
“Householding” - Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials. A single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders of record may revoke their consent at any time by contacting Equiniti Trust

Company, LLC, either by calling toll-free (800) 937-5449, or by writing to Equiniti Trust Company, LLC, 55 Challenger Road, Ridgefield, NJ 07660. Stockholders who are the beneficial owners of shares held in an account with a brokerage firm, bank, trustee or similar organization may revoke their consent at any time by contacting their broker, bank, or other holder of record.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy statement, proxy card, Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card, Annual Report and other proxy materials, you may write our Investor Relations Department at Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California, 94158, Attn: Investor Relations, or submit a request on our website at ir.nurixtx.com/contact-ir.
Any stockholders who share the same address and currently receive multiple copies of our Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.
OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRIX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67409-P29398 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NURIX THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the listed nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Judith A. Reinsdorf
02) Edward C. Saltzman
03) Roy D. Baynes

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. **If no direction is made, this proxy will be voted "FOR ALL" for Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V67410-P29398

NURIX THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 19, 2025, at 9:00 AM, PDT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Arthur T. Sands and Christine Ring, or either of them, as attorneys and proxies, each with the full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Nurix Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on Monday, May 19, 2025, by virtual meeting via live webcast, and any adjournment or postponement thereof, in accordance with the instructions set forth on the reverse side of this proxy card. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side